Exhibit 10.23

Execution Version

LOAN AND SECURITY AGREEMENT

by and among

BYRNA TECHNOLOGIES, INC., as Borrower,

and

TEXAS CAPITAL BANK, as Lender

DATED AS OF FEBRUARY 3, 2026

TABLE OF CONTENTS

Page

ARTICLE 1 DEFINITIONS		1
1.1	Definitions	1
1.2	Accounting Matters	20
1.3	Other Definitional Provisions	20
1.4	Interpretative Provisions	20
ARTICLE 2 ADVANCES		21
2.1	Advances	21
2.2	General Provisions Regarding Interest; Late Charges; Etc.	23
2.3	Unused Fees for Revolving Credit Commitments	24
2.4	Ticking Fee for Delayed Draw Term Loan Commitments	24
2.5	Use of Proceeds	25
2.6	Uncommitted Increase of Commitments	25
ARTICLE 3 PAYMENTS		25
3.1	Method of Payment	25
3.2	Prepayments	26
3.3	Withholding of Taxes; Gross-Up; Certain Direct Taxes	27
3.4	Increased Costs	27
3.5	Unconditional Payment	28
ARTICLE 4 SECURITY		29
4.1	Security Interests	29
4.2	Obligated Parties Remain Liable	29
4.3	Further Cooperation and Authorization to File Financing Statements	29
4.4	Setoff	30
4.5	Commercial Tort Claims	30
4.6	Subordination of Landlord Liens	30
4.7	Satisfaction of Indebtedness and Obligations	30
ARTICLE 5 CONDITIONS PRECEDENT		31
5.1	Initial Extension of Credit	31
5.2	All Extensions of Credit	33
5.3	Extensions of Delayed Draw Term Loans	33
ARTICLE 6 REPRESENTATIONS AND WARRANTIES		34
6.1	Entity Existence	34
6.2	Financial Statements; Etc.	34
6.3	Action; No Breach	35
6.4	Operation of Business	35
6.5	Litigation and Judgments	35
6.6	Rights in Properties; Liens	35
6.7	Enforceability	35
6.8	Approvals	35
6.9	Taxes	36
6.10	Use of Proceeds; Margin Securities	36
6.11	ERISA	36
6.12	Disclosure	36
6.13	Subsidiaries	36

6.14	Material Agreements	37
6.15	Compliance with Laws	37
6.16	Inventory	37
6.17	Regulated Entities	37
6.18	Environmental Matters	37
6.19	Intellectual Property	38
6.20	Foreign Assets Control Regulations; Anti‑Money Laundering; Patriot Act; Anti-Corruption Laws	38
6.21	Solvency	38
6.22	Labor Matters	39
6.23	Affiliate Transactions	39
6.24	Representations and Warranties Relating to the Collateral	39
ARTICLE 7 AFFIRMATIVE COVENANTS		41
7.1	Reporting Requirements	41
7.2	Maintenance of Existence; Conduct of Business	43
7.3	Maintenance of Properties	43
7.4	Taxes and Claims	43
7.5	Insurance	44
7.6	Inspection Rights	44
7.7	Keeping Books and Records	45
7.8	Compliance with Laws	45
7.9	Compliance with Agreements	45
7.10	Further Assurances	45
7.11	ERISA	45
7.12	Depository Relationship	45
7.13	Additional Guarantors	46
7.14	Keepwell	46
7.15	Covenants Relating to Collateral	46
7.16	Use and Operation of Collateral	50
ARTICLE 8 NEGATIVE COVENANTS		50
8.1	Debt	50
8.2	Limitation on Liens	51
8.3	Mergers, Etc.	52
8.4	Restricted Payments	52
8.5	Loans and Investments	52
8.6	Limitation on Issuance of Equity	53
8.7	Transactions With Affiliates	53
8.8	Disposition of Assets	53
8.9	Sale and Leaseback	54
8.10	Prepayment of Debt	54
8.11	Nature of Business	54
8.12	Environmental Protection	54
8.13	Accounting	55
8.14	No Negative Pledge	55
8.15	Subsidiaries	55
8.16	Hedge Agreements	55
8.17	OFAC; Anti-Corruption Laws	55
8.18	Amendment of Constituent Documents and Material Agreements	56

ARTICLE 9 FINANCIAL COVENANTS		56
9.1	Leverage Ratio	56
9.2	Fixed Charge Coverage Ratio	56
Article 10 DEFAULT		56
10.1	Events of Default	56
10.2	Remedies Upon Default	58
10.3	Application of Funds	59
10.4	Performance by Lender	59
10.5	Cash Collateral	59
10.6	Right to Cure	59
ARTICLE 11 CERTAIN RIGHTS AND REMEDIES OF LENDER		60
11.1	Other Remedies	60
11.2	Sale of Collateral	61
11.3	Non-Judicial Remedies	61
11.4	Sales on Credit	61
11.5	Application of Funds/Proceeds	61
11.6	Deficiency	62
11.7	Waivers/Other Recourse	62
11.8	Obligated Parties’ Receipt of Proceeds	62
11.9	Use and Possession of Certain Premises	62
11.10	License	63
11.11	Power of Attorney	63
11.12	Performance by Lender	64
11.13	Appointment of Receiver	64
11.14	Diminution in Collateral Value	64
11.15	Lender Not in Control	64
11.16	Equitable Relief	64
11.17	Waivers	64
11.18	Collection of Accounts	65
11.19	Record Ownership of Securities	65
11.20	Investment Related Property	65
11.21	Cumulative Rights	66
ARTICLE 12 MISCELLANEOUS		66
12.1	Expenses	66
12.2	INDEMNIFICATION	67
12.3	Limitation of Liability	68
12.4	No Duty	68
12.5	Lender Not Fiduciary	68
12.6	Equitable Relief	68
12.7	No Waiver; Cumulative Remedies	69
12.8	Successors and Assigns	69
12.9	Survival	69
12.10	Amendment	69
12.11	Notices	70
12.12	Governing Law; Venue; Service of Process	70
12.13	Counterparts	71
12.14	Severability	71
12.15	Headings	71
12.16	Assignments; Participations; Etc.	71
12.17	Construction	71

12.18	Independence of Covenants	71
12.19	WAIVER OF JURY TRIAL	72
12.20	Additional Interest Provision	72
12.21	Ceiling Election	73
12.22	USA Patriot Act Notice	73
12.23	Privacy Waiver	73
12.24	Payments Set Aside	74
12.25	Lender’s Consent or Approval	74
12.26	Cross-Collateralization and Cross-Default	74
12.27	Electronic Execution of Loan Documents	74
12.28	NOTICE OF FINAL AGREEMENT	75

INDEX TO EXHIBITS

A	Compliance Certificate	1.1
B	Revolving Credit Note	1.1 and 2.1
C	Delayed Draw Term Note	1.1 and 2.1

INDEX TO SCHEDULES

6.13	Subsidiaries, Ventures, Etc.
6.24	Collateral Information
7.15(a)	Locations
7.17	Post-Closing Obligations
8.5	Investments

v

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of February 3, 2026 is by and among BYRNA TECHNOLOGIES INC., a Delaware corporation (“Borrower”), and TEXAS CAPITAL BANK, a Texas state bank (“Lender”).

R E C I T A L S:

Borrower has requested that Lender extend credit to Borrower as described in this Agreement. Lender is willing to make such credit available to Borrower upon and subject to the provisions, terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Definitions. As used in this Agreement, all exhibits, appendices and schedules hereto and in any note, certificate, report or other Loan Documents made or delivered pursuant to this Agreement, the following terms will have the meanings given such terms in this Section 1.1 or in the provision, section or recital referred to below:

“Account” means any “account,” as such term is defined in Article 9 of the UCC and, in any event, shall include each of the following: (a) all rights to payment for goods sold or leased or services rendered or the license of Intellectual Property, whether or not earned by performance, (b) all accounts receivable, (c) all rights to receive any payment of money or other form of consideration, (d) all security pledged, assigned, or granted to or held to secure any of the foregoing, and (e) all guaranties of, or indemnifications with respect to, any of the foregoing (in each case regardless of whether characterized as an “account” under the UCC and whether now owned or hereafter acquired and whether now existing or hereafter coming into existence).

“Acquisition” means the acquisition by any Person of (a) a majority of the Equity Interests of another Person, (b) all or substantially all of the assets of another Person or (c) all or substantially all of a business unit or line of business of another Person, in each case (i) whether or not involving a merger or consolidation with such other Person and (ii) whether in one (1) transaction or a series of related transactions.

“Acquisition Holiday Period” means the fiscal quarter of Borrower in which the applicable Permitted Acquisition occurs and the immediately following fiscal quarter.

“Advance” means an advance by Lender to Borrower pursuant to Article 2.

“Advance Request Form” means a certificate, in a form approved by Lender, properly completed and signed by Borrower requesting an Advance.

“Affiliate” means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, Controls or is Controlled by, or is under common Control with, such Person; (b) that directly or indirectly beneficially owns or holds five percent (5%) or more of any class of voting stock of such Person; or (c) five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by such Person; provided, however, in no event shall Lender be deemed an Affiliate of Borrower or any of its Subsidiaries or Affiliates.

“Agreement” has the meaning set forth in the introductory paragraph hereto, and includes all schedules, exhibits and appendices attached or otherwise identified therewith.

“Anti-Corruption Laws” has the meaning set forth in Section 6.20.

“Anti-Terrorism Laws” has the meaning set forth in Section 6.20.

“Applicable Guarantee” has the meaning set forth in the definition of “Excluded Hedge Obligation.”

“Applicable Margin” means (a) from the Closing Date to the date on which the Lender receives a Compliance Certificate pursuant to Section 7.1 of this Agreement for the fiscal quarter ending May 31, 2026, 2.50% per annum, and (b) thereafter, the applicable percentage per annum set forth below determined by reference to the Leverage Ratio as set forth in the most recent Compliance Certificate received by the Lender pursuant to Section 7.1 of this Agreement:

Pricing Level	Leverage Ratio	Applicable Margin	Unused Commitment Fee
1	Less than 1.00	2.50%	0.25%
2	Greater than or equal to 1.00	2.75%	0.25%

Any increase or decrease in the Applicable Margin resulting from a change in the Leverage Ratio shall become effective as of the first (1st) Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 7.1 of this Agreement; provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 2 shall apply as of the first (1st) Business Day after the date on which such Compliance Certificate was required to have been delivered.

Notwithstanding anything to contrary contained in the forgoing, if, as a result of any restatement of or other adjustment to the financial statements of Borrower required by GAAP, or Borrower’s independent auditors, or due to a mathematical or clerical error, or other reasonably determinable error, Borrower or Lender determines that (a) the Leverage Ratio as calculated by Borrower as of any applicable date was inaccurate and (b) a proper calculation of the Leverage Ratio would have resulted in higher pricing for such period, then Borrower shall immediately and retroactively be obligated to pay to Lender, promptly on demand by Lender (or, after the occurrence of an actual or deemed entry of an order for relief with respect to Borrower under any Debtor Relief Laws, automatically and without further action by Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of Lender upon the occurrence of an Event of Default. Borrower’s obligations under this paragraph shall survive the termination of the Commitment and the repayment of all other Obligations.

“Applicable Rate” means for any Loan as of any day, the rate per annum equal to the sum of Term SOFR as it exists on such day, plus the Applicable Margin.

“Assigned Contracts” means, collectively, all of each Obligated Party’s rights and remedies under, and all moneys and claims for money due or to become due to any Obligated Party under all contracts, and any and all amendments, supplements, extensions, and renewals thereof including all rights and claims of the Obligated Parties now or hereafter existing: (a) under any insurance, indemnities, warranties, and guarantees provided for or arising out of or in connection with any of the foregoing agreements; (b) for any damages arising out of or for breach or default under or in connection with any of the foregoing contracts; (c) to all other amounts from time to time paid or payable under or in connection with any of the foregoing agreements; or (d) to exercise or enforce any and all covenants, remedies, powers and privileges thereunder.

“Bank Product Agreements” means those certain agreements entered into from time to time between any Obligated Party or any of its Subsidiaries and a Secured Bank Product Provider in connection with any Bank Products.

“Bank Products” means any of the following services: (a) deposit accounts; (b) cash management services, including treasury, depository, return items, overdraft, controlled disbursement, merchant store value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other cash management arrangements; and (c) debit cards, stored value cards, and credit cards (including commercial credit cards (including so‑called “procurement cards” or “P‑cards”)) and debit card and credit card processing services.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. §1010.230.

“Borrower” means the Person identified as such in the introductory paragraph hereto, and its successors and assigns to the extent permitted by Section 12.8.

“Business Day” means for all purposes, a weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in Dallas, Texas are authorized or required by Law to be closed. Unless otherwise provided, the term “days” when used herein means calendar days.

“Capital Expenditure” means, with respect to any Person, any expenditure by such Person for (a) an asset which will be used in a year or years subsequent to the year in which the expenditure is made and which asset is properly classified in relevant Financial Statements of such Person as equipment, real property, a fixed asset or a similar type of capitalized asset in accordance with GAAP or (b) an asset relating to or acquired in connection with an acquired business, and any and all acquisition costs related to clause (a) or (b) above.

“Casualty Event” means any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Property of the Obligated Parties or any of their Subsidiaries.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, implemented, adopted or issued.

“Change of Control” means an event or series of events by which:

(a)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of thirty-five percent (35)% or more of the Equity Interests of Borrower entitled to vote for members of the board of directors or equivalent governing body of Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

(b)    during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body;

(c)    Borrower shall cease for any reason to have record and beneficial ownership of one hundred percent (100%) of the Equity Interests of any other Obligated Party; or

(d)    a “change of control” or any comparable term under, and as defined in, any agreement or instrument to which any Obligated Party is a party governing any Material Debt shall have occurred.

“Closing Date” means the first date all the conditions precedent set forth in Section 5.1 are satisfied or have been waived by Lender.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means any and all Property owned or leased by an Obligated Party covered by this Agreement or any of the Security Documents and any and all other Property of any Obligated Party, now existing or hereafter acquired, that may at any time be, become or be intended to be, subject to a security interest or Lien in favor of Lender, on behalf of the Secured Parties, to secure the Obligations. The Collateral specifically includes all right, title and interest of each Obligated Party in, to and under each of the following: all (a) Accounts; (b) Chattel Paper; (c) Intellectual Property; (d) documents; (e) Equipment; (f) Fixtures; (g) General Intangibles; (h) Goods; (i) Instruments; (j) Inventory; (k) Investment Property; (l) cash and cash equivalents; (m) letters of credit, Letter of Credit Rights and supporting obligations; (n) Deposit Accounts, securities accounts and commodity accounts; (o) Assigned Contracts; (p) securities; (q) Commercial Tort Claims; (r) Hedge Agreements; and (s) all accessions to, substitutions for and replacements, Proceeds (including Stock Rights), insurance proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any general intangibles at any time evidencing or relating to any of the foregoing.

“Commitment” means the Revolving Credit Commitment and the Delayed Draw Term Loan Commitment, collectively.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), and any successor statute.

“Compliance Certificate” means a certificate, substantially in the form of Exhibit A, prepared by and certified by the chief financial officer of Borrower (or another Responsible Officer reasonably acceptable to Lender).

“Constituent Documents” means (a) in the case of a corporation, its articles or certificate of incorporation and bylaws; (b) in the case of a general partnership, its partnership agreement; (c) in the case of a limited partnership, its certificate of limited partnership and partnership agreement; (d) in the case of a trust, its trust agreement; (e) in the case of a joint venture, its joint venture agreement; (f) in the case of a limited liability company, its articles of organization, operating agreement, regulations and/or other organizational and governance documents and agreements; and (g) in the case of any other entity, its organizational and governance documents and agreements.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. As used in Section 6.24, Section 7.5, Section 7.15 and Section 10.5, “Control” shall have the meaning set forth in Sections 7.106, 8.106, 9.104, 9.105, 9.106, or 9.107 of the UCC, as applicable.

“Cure Amount” has the meaning set forth in Section 10.6.

“Cure Right” has the meaning set forth in Section 10.6.

“Debt” means, of any Person as of any date of determination (without duplication):  (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments; (c) all obligations of such Person to pay the deferred purchase price of Property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than ninety (90) days; (d) all Finance Lease Obligations of such Person; (e) all Debt or other obligations of others Guaranteed by such Person; (f) all obligations secured by a Lien existing on Property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non-recourse to the credit of such Person; (g) any other financial accommodations which in accordance with GAAP would be shown as a liability on the balance sheet of such Person, but excluding deferred revenue, customer advances and customary obligations under employment arrangements not constituting borrowed money; (h) any repurchase obligation or liability of a Person with respect to accounts, chattel paper or notes receivable sold by such Person; (i) any liability under a sale and leaseback transaction that is not a Finance Lease Obligation; (j) any obligation under any so called “synthetic leases;” (k) any obligation arising with respect to any other transaction that is the functional equivalent of borrowing but which does not constitute a liability on the balance sheet of a Person; (l) all payment and reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers’ acceptances, surety or other bonds and similar instruments; (m) all liabilities of such Person in respect of unfunded vested benefits under any Plan; (n) all net Hedge Obligations of such Person, valued at the Hedge Termination Value thereof; (o) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person, valued, in the case of redeemable preferred stock interests, at the greater of its voluntary or involuntary liquidation preference plus all accrued and unpaid dividends; and (p) all obligations of such Person in respect of Disqualified Equity Interests.

“Debt Service” means, for any Person for any period, the sum of all regularly scheduled principal payments and all Interest Expense that are paid or payable during such period in respect of all Debt of such Person (other than scheduled payments of principal on Debt which pay such Debt in full, but only to the extent such final payment is greater than the scheduled principal payment immediately preceding such final payment).

“Debtor Relief Laws” means Title 11 of the United States Code, as now or hereafter in effect, or any other applicable Law, domestic or foreign, as now or hereafter in effect, relating to bankruptcy, insolvency, liquidation, receivership, reorganization, arrangement or composition, extension or adjustment of debts, or similar Laws affecting the rights of creditors.

“Default” means an Event of Default or the occurrence of an event or condition which with notice or lapse of time or both would become an Event of Default.

“Default Interest Rate” as of any day means a rate per annum equal to the Applicable Rate on such day plus four percent (4%), but in no event in excess of the Maximum Rate.

“Delayed Draw Term Loan” has the meaning set forth in Section 2.1(b).

“Delayed Draw Term Loan Availability Period” means, with respect to the Delayed Draw Term Loan Commitment, the period commencing the day after the Closing Date to the earliest of (a) the date that is twenty-four (24) months from the Closing Date, (b) the date of termination of the Delayed Draw Term Loan Commitment in accordance with the terms of this Agreement, and (c) the date on which the Delayed Draw Term Loan Commitment is fully funded.

“Delayed Draw Term Loan Commitment” means the obligation of Lender to make Delayed Draw Term Loan Advances pursuant to Section 2.1(b) in an aggregate principal amount at any time outstanding up to but not exceeding $15,000,000, subject, however, to termination pursuant to Section 10.2.

“Delayed Draw Term Note” means the promissory note of Borrower payable to the order of Lender, in substantially the form of Exhibit C.

“Deposit Account” means any “deposit account”, as such term is defined in Article 9 of the UCC, including those deposit accounts identified on Schedule 6.24, and any account which is a replacement or substitute for any of such accounts, together with all monies, Instruments, certificates, checks, drafts, wire transfer receipts, and other property deposited therein and all balances therein. (in each case, regardless of whether characterized as “deposit account” under the UCC and whether now owned or hereafter acquired and whether now existing or hereafter coming into existence).

“Disqualified Equity Interest” means any Equity Interest that, by its terms (or the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Equity Interests that are not Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Debt or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Termination Date; provided that if such Equity Interests are issued pursuant to a plan for the benefit of employees of any Obligated Party or any Subsidiary of a Obligated Party or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by any Obligated Party or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“Dollars” and “$” mean lawful money of the United States of America.

“EBITDA” means, for any Person for any period, an amount equal to (a) net income determined in accordance with GAAP; provided that net income shall exclude (x) the net income of any Subsidiary of such Person during such period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not permitted by operation of the terms of its Constituent Documents or any agreement, instrument or law applicable to such Subsidiary during such period, except that such Person’s equity in any net loss of any such Subsidiary for such period shall be included in determining net income, and (y) any income (or loss) for such period of any other Person if such other Person is not a Subsidiary, except that Borrower’s equity in the net income of any such Person for such period shall be included in net income up to the aggregate amount of cash actually distributed by such Person during such period to Borrower or a Subsidiary as a dividend or other distribution (and in the case of a dividend or other distribution to a Subsidiary, such Subsidiary is not precluded from further distributing such amount to Borrower as described in clause (x) of this proviso), plus (b) the sum of the following to the extent deducted in the calculation of net income: (i) Interest Expense; (ii) income taxes; (iii) depreciation; (iv) amortization; (v) extraordinary losses determined in accordance with GAAP; (vi) reasonable cash transaction costs and expenses incurred on or prior to the Closing Date not to exceed $375,000 in the aggregate; (vii) equity based compensation expenses which do not represent a cash item in such period or any future period; and (viii) other non-recurring and/or one-time expenses of such Person reducing such net income which do not represent a cash item in such period or any future period approved by Lender in its reasonable discretion; provided that the aggregate amount added back pursuant to this clause (viii) for any Test Period shall not exceed ten percent (10%) of EBITDA for such Test Period calculated prior to giving effect to this clause (vii), minus (c) the sum of the following to the extent included in the calculation of net income: (i) income tax credits of such Person; (ii) extraordinary gains determined in accordance with GAAP; and (iii) all non-recurring, non-cash items increasing net income. For purposes of calculating EBITDA for any Test Period, if during such Test Period such Person shall have consummated a Permitted Acquisition, EBITDA for such Test Period shall be calculated after giving pro forma effect thereto as if such Permitted Acquisition occurred on the first day of such Test Period; provided that all such pro forma calculations shall be reasonably satisfactory to Lender.

“Electronic Record” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.

“Electronic Signature” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.

“Eligible Contract Participant” has the meaning set forth in the Commodity Exchange Act and the regulations thereunder.

“Environmental Laws” means any and all federal, state, and local Laws, plans, rules, permits, licenses, and other governmental restrictions and requirements pertaining to health, safety, or the environment, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901 et seq., the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq., the Clean Air Act, 42 U.S.C. § 7401 et seq., the Clean Water Act, 33 U.S.C. § 1251 et seq., and the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.

“Environmental Liabilities” means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs, and expenses (including all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Environmental Law, permit, order or agreement with any Governmental Authority or other Person, arising from environmental, health or safety conditions or the actual or alleged Release or threatened Release of a Hazardous Material into the environment, resulting from the past, present, or future operations of such Person or its Affiliates.

“Equipment” means (a) any “equipment”, as such term is defined in Article 9 of the UCC; (b) all machinery, equipment, furnishings, Fixtures and vehicles; and (c) any and all additions, substitutions, and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment, and accessories installed thereon or affixed thereto (in each case, regardless of whether characterized as “equipment” under the UCC and whether now owned or hereafter acquired and whether now existing or hereafter coming into existence).

“Equity Interests” means, as to any Person, (a) all shares of capital stock of, membership or partnership (whether general, limited, limited liability or any other subcategory) interests, or other ownership or profit interests, in such Person, (b) all warrants, options or other rights for the purchase or acquisition from such Person of any interest described in clause (a) preceding in such Person, (c) all securities convertible into or exchangeable for any interest described in clause (a) or clause (b) preceding in such Person, (d) all other ownership or profit interests in such Person, whether voting or nonvoting, (e) all right, title, and interest to any and all distributions, issues, profits, and shares payable or distributable by such Person in respect of any of the foregoing interests, (f) all dividends, distributions, cash, warrants, rights, options, Instruments, securities, and other property or Proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of any interest described in any of the preceding clauses and (g) all rights under the Constituent Documents arising by virtue of, ownership of Equity Interests relating to such Person (including rights in respect of voting, consent, control, management and/or the power to amend or waive provisions of such Constituent Documents or to compel performance thereunder).

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as an Obligated Party or is under common control (within the meaning of Section 414(c) of the Code and Sections 414(m) and (o) of the Code for purposes of the provisions relating to Section 412 of the Code) with an Obligated Party.

“Event of Default” has the meaning set forth in Section 10.1.

“Excluded Accounts” means any Deposit Account, commodity account or securities account (a) established and used solely as (i) a payroll account or (ii) a zero-balance disbursement account through which disbursements are made and settled on a daily basis with no uninvested balance remaining overnight, (b) held in a fiduciary capacity and established in connection with employee benefit plans in the ordinary course of business or pursuant to applicable legal requirements, (c) securities accounts, brokerage accounts, and related deposit or settlement accounts in the ordinary course of business in connection with any equity offering, at-the-market offering, registered direct offering or similar capital markets transaction, including any account maintained with an at-the-market offering agent or broker-dealer, so long as (i) Borrower has given Lender prior written notice of such account, (ii) such accounts are used solely for capital markets transactions and (iii) proceeds thereof are promptly (and in any event within three (3) Business Days of receipt of funds) transferred to an account held at Lender or subject to an account control agreement in favor of Lender, and (d) Deposit Accounts (other than Deposit Accounts referred to in the foregoing clauses (a) through (c)) that have an average daily account balance of less than $250,000 individually and less than $500,000 in the aggregate for all such Deposit Accounts.

“Excluded Hedge Obligation” means, with respect to any Obligated Party, any Hedge Obligations if, and to the extent that, all or a portion of such Obligated Party’s Guarantee of (whether such Guarantee arises pursuant to a Guaranty, by such Obligated Party’s being jointly and severally liable for such Hedge Obligations, or otherwise (any such Guarantee, an “Applicable Guarantee”)), or the grant by such Obligated Party of a security interest to secure, such Hedge Obligations (or any Applicable Guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Obligated Party’s failure for any reason not to constitute an Eligible Contract Participant (determined after giving effect to Section 7.14 hereof or any other “keepwell, support or other agreement” (as defined in the Commodity Exchange Act), and any and all Guarantees of such Obligated Parties’ Hedge Obligations by other Obligated Parties) at the time the Applicable Guarantee of such Obligated Party or the grant of such security interest becomes effective with respect to such related Hedge Obligations. If any Hedge Obligations arise under a Master Agreement governing more than one Hedge Agreement, then such exclusion shall apply only to the portion of such Hedge Obligations that is attributable to Hedge Agreements for which such Applicable Guarantee or security interest is or becomes illegal.

“Facilities” means the credit facilities governed by this Agreement.

“Finance Lease Obligation” means, with respect to any Person, the amount of Debt under a lease of Property by such Person that is or should be classified as a finance or capitalized lease on the balance sheet of such Person in accordance with GAAP; provided, however, that for purposes of calculations made hereunder, GAAP will be deemed to treat leases in a manner consistent with its treatment under GAAP applicable to private companies for fiscal years beginning prior to December 15, 2019, notwithstanding any modifications or interpretative changes thereto that may occur. For the avoidance of doubt, any lease that would be characterized as an operating lease in accordance with GAAP applicable to private companies for fiscal years beginning prior to December 15, 2019 (whether or not such operating lease was in effect on such date) shall continue to be accounted for as an operating lease (and not as a finance lease) for purposes of this Agreement regardless of any change in GAAP applicable to private companies for fiscal years beginning after December 15, 2019 that would otherwise require such lease to be re-characterized as a finance lease.

“Financial Covenants” means the covenants set forth in Sections 9.1 and 9.2.

“Financial Statements” of any Person for any period means financial statements of such Person and its consolidated subsidiaries on a consolidated basis, and to the extent reasonably requested by the Lender or as required under this Agreement, on a consolidating basis for and as of the last day of such period, showing the financial position and results of operations of such Persons, all in reasonable detail certified by a Responsible Officer to have been prepared in conformity with GAAP (or other method of accounting acceptable to Lender) and to fairly and accurately present (subject to year‑end audit adjustments, if applicable) the financial condition and results of operations of such Persons on a consolidated and consolidating basis, as of the dates and for the periods indicated therein, and containing a balance sheet and statements of income, retained earnings and cash flow, in each case setting forth in comparative form the figures for (a) the preceding fiscal year, in the case of annual financial statements, or (b) the corresponding period of the preceding fiscal year, in the case of quarterly or monthly financial statements.

“Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) (i) EBITDA for the most recently completed Test Period, minus (ii) non-financed Capital Expenditures made in cash during the most recently completed Test Period, minus (iii) cash income Taxes paid during such period to (b) Fixed Charges for the most recently completed Test Period.

“Fixed Charges” means, for any Person for any Test Period, the sum of (a) Debt Service for such period, plus (b) the sum of distributions, dividends and other Restricted Payments made during such period, plus (c) any cash contributions made to any Plan during such period.

“Funding Loss” means an amount sufficient to compensate Lender for any loss, cost or expense incurred by Lender as a result of a prepayment, including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by Lender or from fees payable to terminate the deposits from which such funds were obtained and includes any customary administrative fees charged by Lender in connection with the foregoing; provided that “Funding Loss” shall not include any prepayment penalty or losses, costs or expenses outside of customary administrative fees charged by Lender.

“GAAP” means generally accepted accounting principles, applied on a consistent basis, as set forth in opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a “consistent basis” when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

“General Intangibles” means: (a) any “general intangibles”, as such term is defined in Article 9 of the UCC; and (b) all interest rate or currency protection or hedging arrangements, computer software, computer programs, all tax refunds and tax refund claims, all licenses, permits, concessions and authorizations, all contract rights, all joint venture interests, partnership interests, or membership interests that do not constitute a security, all Material Agreements, and all Intellectual Property (in each case, regardless of whether characterized as “general intangibles” under the UCC).

“Goods” means: (a) “goods”, as that term is defined in Section 9.102(a)(44) of the UCC; (b) all Inventory; and (c) all Equipment (in each case, regardless of whether characterized as goods under the UCC).

“Governmental Authority” means any nation or government, any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

“Guarantee” by any Person means any obligation or liability, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person as well as any obligation or liability, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or liability (whether arising by virtue of partnership arrangements, by agreement to keep‑well, to purchase assets, goods, securities or services, to operate Property, to take‑or‑pay, or to maintain net worth or working capital or other financial statement conditions or otherwise) or (b) entered into for the purpose of indemnifying or assuring in any other manner the obligee of such Debt or other obligation or liability of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantors” means each Person who from time to time Guarantees all or any part of the Obligations, and “Guarantor” means any one of the Guarantors.

“Guaranty” means a written guaranty of each Guarantor in favor of Lender, in form and substance satisfactory to Lender.

“Hazardous Material” means any substance, product, waste, pollutant, material, chemical, contaminant, constituent, or other material which is or becomes listed, regulated, or addressed under any Environmental Law, including asbestos, petroleum, and polychlorinated biphenyls.

“Hedge Agreement” means (a) any and all interest rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross‑currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules and annexes, a “Master Agreement”) and (c) any and all Master Agreements and any and all related confirmations.

“Hedge Bank” means Lender or any Affiliate of Lender, in its capacity as a party to a Hedge Agreement with an Obligated Party or a Subsidiary of an Obligated Party, regardless of whether any such Hedge Agreement is entered prior to, contemporaneously with or after the execution of this Agreement.

“Hedge Obligations” means, for any Person, any and all obligations (whether absolute or contingent and howsoever and whensoever created) of such Person to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act arising, evidenced or acquired under (a) any and all Hedging Agreements, (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Hedging Agreements, and (c) any and all renewals, extensions and modifications of any Hedging Agreements and any and all substitutions of any Hedging Agreements.

“Hedge Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and settlement amounts, early termination amounts or termination value(s) determined in accordance therewith, such settlement amounts, early termination amounts or termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark‑to‑market value(s) for such Hedge Agreements, as determined based upon one or more commercially reasonable mid‑market or other readily available quotations provided by any dealer which is a party to such Hedge Agreement or any other recognized dealer in such Hedge Agreements (which may include Lender or any Affiliate of Lender).

“HMT” has the meaning set forth in the definition of “Sanctions”.

“Intellectual Property” means (i) all copyrights, patents, trademarks, trade secrets and other types of intellectual property, in whatever form, now owned or hereafter acquired, (ii) all applications for, licenses of and/or renewals of any of the foregoing, (iii) any and all agreements providing for the granting of any right in or to any of the foregoing, (iv) all goodwill of the business connected with the use of any of the foregoing, (v) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing, and (vi) the right to sue for past, present and future infringements of any of the foregoing.

“Interest Expense” means, for any Person for any period, total interest expense in respect of all outstanding Debt actually paid or that is payable by such Person during such period, including all commissions, discounts, and other fees and charges with respect to letters of credit and all net costs under Hedge Agreements in respect of interest rates to the extent such costs are allocable to such period, as determined in accordance with GAAP.

“Inventory” means: (a) any “inventory”, as such term is defined by Article 9 of the UCC; (b) all wrapping, packaging, advertising, and shipping materials related to the foregoing; (c) all goods that have been returned, repossessed, or stopped in transit; (d) all contracts and Documents related to any of the foregoing and documents of title evidencing or representing any part thereof; (e) all computer programs embedded in any goods; and (f) all additions, accessions, products, and Proceeds of any of the foregoing, including insurance proceeds payable by reason of loss or damage to any Inventory (in each case, regardless of whether characterized as “inventory” under the UCC and whether now owned or hereafter acquired and whether now existing or hereafter coming into existence).

“IRS” means the United States Internal Revenue Service or any entity succeeding to all or any of its functions.

“Law” means at any time with respect to any Person or its Property, any statute, law, executive order, treaty, ordinance, order, writ, injunction, judgment, ruling, decree, regulation, or determination of an arbitrator, court or other Governmental Authority, existing at such time which are applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Lender” means the Person identified as such in the introductory paragraph hereto, and includes its successors and assigns.

“Leverage Ratio” has the meaning set forth in Section 9.1.

“Lien” means any lien, mortgage, security interest, tax lien, pledge, charge, hypothecation, assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including any conditional sale or title retention agreement or the filing of any financing statement), whether arising by contract, operation of law, or otherwise.

“Loan” means any Revolving Credit Loan or Delayed Draw Term Loan.

“Loan Documents” means this Agreement, the Security Documents, the Notes, each Guaranty, and all other promissory notes, guaranties, and other instruments, documents, certificates and agreements executed and delivered pursuant to or in connection with this Agreement or the Security Documents.

“Master Agreement” has the meaning set forth in the definition of “Hedge Agreement.”

“Material Adverse Event” means any act, event, condition, or circumstance which has had, or could reasonably be expected to have, a materially and adversely effect on:  (a) the operations, business, properties, liabilities (actual or contingent), or condition (financial or otherwise) of Borrower or Borrower and its Subsidiaries, taken as a whole; (b) the ability of any Obligated Party to perform its obligations under any Loan Document to which it is a party; (c) the legality, validity, binding effect or enforceability against any Obligated Party of any Loan Document to which it is a party; or (d) the rights of or remedies or benefits available to Lender under any of the Loan Documents.

“Material Agreement” means any contract or agreement (including any lease, license, indenture, or loan or credit agreement) of any Obligated Party or any of its Subsidiaries (a) involving a monetary liability of or payable to any such Person in an aggregate amount in excess of $5,000,000 in any twelve-month period or (b) the failure to renew, the breach, non‑performance, or cancellation of which could result in a Material Adverse Event.

“Material Debt” means Debt (other than the Obligations) of any one or more of the Obligated Parties and their Subsidiaries in an aggregate principal amount exceeding $1,000,000.

“Maximum Rate” means, at all times, the maximum rate of interest which may be charged, contracted for, taken, received or reserved by Lender in accordance with applicable Texas Law (or applicable United States federal Law to the extent that such Law permits Lender to charge, contract for, receive or reserve a greater amount of interest than under Texas Law). The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges in respect of the Loan Documents that constitute interest under applicable Law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to Borrower at the time of such change in the Maximum Rate.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally-recognized rating agency.

“Notes” means, collectively, the Revolving Credit Note and the Delayed Draw Term Note, and “Note” means any one of the Notes.

“Obligated Party” means Borrower and each Guarantor.

“Obligations” means all obligations, indebtedness, and liabilities of Borrower, each Guarantor and any other Obligated Party to Lender or any Affiliate of Lender, or both, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including the obligations, indebtedness, and liabilities under this Agreement, all Hedge Obligations under any Secured Hedge Agreements, the other Loan Documents, all liabilities and obligations in respect of Bank Products owing to any Secured Bank Product Provider and all interest accruing on any of the foregoing (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether a claim for post‑filing or post‑petition interest is allowed in any bankruptcy, insolvency, reorganization or similar proceeding) and all attorneys’ fees and other expenses incurred in the enforcement or collection thereof; provided, however, that any other term or provision of this Agreement or any other Loan Document to the contrary notwithstanding, the “Obligations” of any Obligated Party shall exclude, as to such Obligated Party, Excluded Hedge Obligations of such Obligated Party.

“OFAC” means the United States Treasury Department’s Office of Foreign Assets Control.

“Paid in Full” or “Payment in Full” means the indefeasible payment in full in cash of all Obligations (other than contingent obligations for which no claim has been made) and the termination of the Commitment, all Bank Product Agreements and all Secured Hedge Agreements.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107‑56, signed into law October 26, 2001).

“Payment Date” means (a) the first day of each calendar month commencing with the first such date following the Closing Date, and (b) with respect to any Loan, upon maturity thereof (whether stated or by acceleration).

“Permitted Acquisition” means Acquisition by any Obligated Party in a transaction that satisfies each of the following requirements:

(a)    no Default shall have occurred and be continuing either immediately prior to or immediately after giving effect to such Acquisition;

(b)    both before and after giving effect to such Acquisition and the Loans (if any) requested to be made in connection therewith, each of the representations and warranties in the Loan Documents is true and correct in all material respects (without duplication of any applicable materiality qualification);

(c)    such Acquisition is not a hostile or contested acquisition;

(d)    the business acquired in connection with such Acquisition is (i) located in the United States, (ii) organized under applicable United States and state laws, and (iii) not engaged, directly or indirectly, in any line of business other than the businesses in which the Obligated Parties are engaged on the Closing Date and any business activities that are substantially similar, related, or incidental thereto, including, without limitation, personal safety, emergency notification, threat-detection, security, situational awareness, or incident-response technologies, products, or services;

(e)    the aggregate acquisition consideration paid for all such Acquisitions during the term of this Agreement shall not exceed $25,000,000; provided that Acquisitions with consideration made solely with the issuance of Equity Interests of Borrower shall not be subject to this clause (e);

(f)    for any Acquisition with aggregate acquisition consideration in excess of $15,000,000, the business, division or Person acquired shall not have a negative EBITDA after giving effect to reasonable pro forma adjustments which are approved by Lender; provided that Borrower shall provide to Lender prior to consummation of such Acquisition a written description of the justification and reasoning for such Acquisition;

(g)    as soon as available, but not less than ten (10) Business Days prior to such Acquisition (or such shorter time period as Lender may reasonably agree), Borrower has provided Lender (i) notice of such Acquisition and (ii) a copy of all business and financial information reasonably requested by Lender and is available to Borrower, including pro forma financial statements and statements of cash flow;

(h)    if such Acquisition is an acquisition of the Equity Interests of a Person, such Acquisition is structured so that the acquired Person shall become a wholly-owned domestic Subsidiary of Borrower and become an Obligated Party pursuant to the terms of this Agreement substantially concurrently with the consummation of such acquisition;

(i)    if such Acquisition is an acquisition of assets, such Acquisition is structured so that an Obligated Party shall acquire such assets;

(j)    if such Acquisition is an acquisition of Equity Interests, such Acquisition will not result in any violation of Regulation U;

(k)    if such Acquisition involves a merger or a consolidation involving a Borrower or any other Obligated Party, such Borrower or such Obligated Party, as applicable, shall be the surviving entity;

(l)    no Obligated Party shall, as a result of or in connection with any such Acquisition, assume or incur any direct or contingent liabilities (whether relating to environmental, tax, litigation, or other matters) that could result in a Material Adverse Event;

(m)    all actions required to be taken with respect to any newly acquired or formed Subsidiary of an Obligated Party and/or the assets acquired in connection with such Acquisition, as applicable, required under Section 7.13 shall have been taken or shall be taken substantially concurrently with the consummation of such Acquisition;

(n)    both before and after giving effect to such Acquisition and the Loans (if any) requested to be made in connection therewith, the Obligated Parties shall be in pro forma compliance with each of the Financial Covenants as of the most recent Test Period;

(o)    Borrower shall have furnished to Lender at least five (5) Business Days and not more than ten (10) Business Days (or such shorter or longer period of time, as applicable, as may be agreed by Lender in its sole discretion) prior to the date on which any such Acquisition is to be consummated, (i) a current draft (or execution version, if available) of the applicable material acquisition documents and (ii) a certificate of a Responsible Officer of Borrower, in form and substance reasonably satisfactory to Lender, certifying that all requirements set forth in this definition with respect to such Acquisition will be satisfied on or prior to the date of such Acquisition; and

(p)    Borrower shall have delivered to Lender the final executed material documentation relating to such Acquisition within five (5) Business Days following the consummation thereof.

“Permitted Liens” means those Liens expressly permitted by Section 8.2.

“Permitted Tax Distributions” means, with respect to any Person, any dividend or distribution to any holder of such Person’s Equity Interests to permit such holders to pay federal income taxes and all relevant state and local income taxes at a rate equal to the highest marginal applicable tax rate for the applicable tax year, however denominated (together with any interest, penalties, additions to tax, or additional amounts with respect thereto) imposed as a result of taxable income attributed to such holder as a partner of such Person under federal, state, and local income tax laws, determined on a basis that combines those liabilities arising out of the net effect of the income, gains, deductions, losses, and credits of such Person and attributable to it in proportion and to the extent in which such holders hold Equity Interests of such Person.

“Person” means any individual, corporation, limited liability company, business trust, association, company, partnership, joint venture, Governmental Authority, or other entity, and shall include such Person’s heirs, administrators, personal representatives, executors, successors and assigns.

“Plan” means any employee benefit or other plan established or maintained by, or for which there is an obligation to make contributions by or there is any liability, contingent or otherwise with respect to Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA or subject to Section 412 and 430 of the Code.

“Pledged Equity Interests” means all Equity Interests owned by Borrower or any other Obligated Party in any other Person, including all interests listed on Schedule 6.24 attached hereto, and all certificates (if any) representing such Equity Interests, as such interests may be increased from time to time.

“Principal Office” means the principal office of Lender, presently located at 2000 McKinney Avenue, Suite 700, Dallas, Texas 75201, Texas.

“Proceeds” means any “proceeds,” as such term is defined in Article 9 of the UCC and, in any event, shall include, but not be limited to, (a) any and all proceeds of any insurance, indemnity, warranty, or guaranty payable to any Obligated Party from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Obligated Party from time to time in connection with any requisition, confiscation, condemnation, seizure, or forfeiture of all or any part of the Collateral by any Governmental Authority (or any person acting under color of Governmental Authority), and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral (in each case regardless of whether characterized as “proceeds” under the UCC and whether now owned or hereafter acquired and whether now existing or hereafter coming into existence).

“Property” of a Person means any and all property, whether real, personal, tangible, intangible or mixed, of such Person, or any other assets owned, operated or leased by such Person.

“Rate Conforming Changes” means, with respect to Term SOFR or any Successor Rate, any technical, administrative or operational changes (including, and as applicable, changes to the definition of “Adjusted Term SOFR” (or to any defined term used in such definition), the definition of “Business Day,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, length of lookback periods, the definition of “Funding Loss,” the applicability and terms of breakage provisions and other technical, administrative or operational matters) that Lender decides may be appropriate to reflect the adoption and implementation of Term SOFR or any Successor Rate and to permit the administration thereof by Lender in a manner substantially consistent with market practice (or, if Lender decides that adoption of any portion of such market practice is not administratively feasible or if Lender determines that no market practice for the administration of Term SOFR or any Successor Rate, as applicable, exists, in such other manner of administration as Lender decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents). Rate Conforming Changes may be made in or to this Agreement and/or any other Loan Document.

“Related Indebtedness” has the meaning set forth in Section 12.20.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, sub agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release” means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, disbursement, leaching, or migration of Hazardous Materials into the indoor or outdoor environment or into or out of Property owned by such Person, including the movement of Hazardous Materials through or in the air, soil, surface water, ground water, or Property.

“Remedial Action” means all actions required to (a) clean up, remove, treat, or otherwise address Hazardous Materials in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or (c) perform pre‑remedial studies and investigations and post‑remedial monitoring and care.

“Responsible Officer” means the chief executive officer, president, chief financial officer, or treasurer of Borrower or another Obligated Party, as applicable, or any Person designated by a Responsible Officer to act on behalf of a Responsible Officer; provided that such designated Person may not designate any other Person to be a Responsible Officer. Any document delivered hereunder that is signed by a Responsible Officer of an Obligated Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Obligated Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Obligated Party.

“Restricted Payment” means, collectively, (a) any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interest of Borrower or any Subsidiary and (b) any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interest or on account of any return of capital to Borrower’s stockholders, partners or members (or the equivalent Person thereof); provided that, for the avoidance of doubt, public offerings, private placements, at-the-market offerings or issuances pursuant to employee equity plans shall not constitute Restricted Payments so long as the proceeds thereof are not used to make Restricted Payments otherwise prohibited hereunder.

“Revolving Credit Commitment” means the obligation of Lender to make Revolving Credit Loans pursuant to Section 2.1(a) in an aggregate principal amount at any time outstanding up to but not exceeding $5,000,000, subject, however, to termination pursuant to Section 10.2 .

“Revolving Credit Loan” has the meaning set forth in Section 2.1(a).

“Revolving Credit Note” means the promissory note of Borrower payable to the order of Lender, in substantially the form of Exhibit B.

“RICO” means the Racketeer Influenced and Corrupt Organization Act of 1970.

“Right” mean any right, remedy, power, and privilege exercisable by Lender under any of the Loan Documents, at Law, equity, or otherwise.

“S&P” means S&P Global Ratings, a S&P Global Inc. business and any successor thereto that is a nationally-recognized rating agency.

“Sanctioned Country” means, at any time, a country, region or territory which is itself (or whose government is) the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including OFAC’s Specially Designated Nationals and Blocked Persons List and OFAC’s Consolidated Non-SDN List), the U.S. Department of State or by the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom, as such lists are amended and supplemented from time to time, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or Controlled by any such Person or Persons, in each case, to the extent dealings are prohibited or restricted with such Person under Sanctions or (d) any Person otherwise a target of Sanctions, including vessels and aircraft, that are designated under any Sanctions program.

“Sanctions” means any economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and restrictions imposed, administered or enforced from time to time by the United States Government (including those administered by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury (“HMT”) or other relevant sanctions authority.

“Secured Bank Product Provider” means Lender and any Affiliate of Lender that provides Bank Products to any Obligated Party or any Subsidiary of an Obligated Party.

“Secured Hedge Agreement” means any Hedge Agreement permitted under this Agreement entered into by and between any Obligated Party and any Hedge Bank.

“Secured Parties” means the collective reference to Lender, each Hedge Bank, each Secured Bank Product Provider and any other Person the Obligations owing to which are, or are purported to be, secured by the Collateral under the terms of this Agreement and the Security Documents.

“Security Documents” means each and every security agreement, pledge agreement, account control agreement, mortgage, deed of trust or other collateral security agreement required by or delivered to Lender from time to time that purport to create a Lien in favor of any of the Secured Parties to secure the payment or performance of the Obligations or any portion thereof.

“Solvent” means, with respect to any Person, as of any date of determination, that the fair value of the assets of such Person (at fair valuation) is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date, that the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the probable liability of such Person on its debts as such debts become absolute and matured, and that, as of such date, such Person will be able to pay all liabilities of such Person as such liabilities mature and such Person does not have unreasonably small capital with which to carry on its business. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability discounted to present value at rates believed to be reasonable by such Person acting in good faith.

“Specified Obligated Party” means any Obligated Party that is not an Eligible Contract Participant (determined prior to giving effect to Section 7.14 hereof or any other “keepwell, support or other agreement” (as defined in the Commodity Exchange Act), or any similar provision contained in any Guaranty).

“Stock Rights” means all dividends, instruments or other distributions and any other right or property which the Obligated Parties shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Equity Interest constituting Collateral, any right to receive an Equity Interest and any right to receive earnings, in which the Obligated Parties now have or hereafter acquire any right, issued by an issuer of such Equity Interest.

“Subordinated Debt” means any unsecured Debt of Borrower (other than the Obligations) that has been subordinated to the Obligations by written agreement, in form and substance satisfactory to Lender and which has been approved in writing by Lender in its sole discretion as constituting Subordinated Debt for purposes of this Agreement.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise Controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Borrower.

“Successor Rate” has the meaning set forth in Section 2.2(c).

“taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means, for any calendar month, the Term SOFR Reference Rate for a one-month interest period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) Business Days prior to the first day of such month, as such rate is published by the Term SOFR Administrator; provided, that (a) if as of 5:00 p.m. on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for a one-month period has not been published by the Term SOFR Administrator, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding Business Day is not more than three (3) Business Days prior to such Periodic Term SOFR Determination Day, and (b) if the initial funding of the first Loan advanced under this Agreement does not occur on the first day of a calendar month, then Term SOFR shall be calculated for the period from and including such funding date through the end of the month in which such initial funding occurs on the basis of the Term SOFR Reference Rate for a one-month interest period on the day that is two (2) Business Days prior to such initial funding date.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Lender in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on the secured overnight financing rate as administered by the Term SOFR Administrator.

“Termination Date” means 11:00 a.m. on (a) with respect to the Revolving Credit Loans and the Commitment, February 3, 2031, or such earlier date on which the Revolving Credit Commitment terminates as provided in this Agreement, and (b) with respect to the Delayed Draw Term Loan Advances, February 3, 2031, or such earlier date on which the Delayed Draw Term Loan Commitment terminates as provided in this Agreement.

“Test Period” means, at any time, the four (4) consecutive fiscal quarters of Borrower then last ended.

“U.S.” or “United States” means the United States of America.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Texas; provided, however, that in any event, by reason of mandatory provisions of Law, any or all of the attachment, perfection or priority (or terms of similar import in any applicable jurisdiction) of Lender’s security interest in any Collateral is governed by the Uniform Commercial Code (or other similar Law) as in effect in a jurisdiction (whether within or outside the United States) other than the State of Texas, the term “UCC” shall mean the Uniform Commercial Code (or other similar Law) as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority (or terms of similar import in such jurisdiction) and for purposes of definitions related to such provisions.

“Upfront Fee” means $100,000.

Accounting Matters. Any accounting term used in this Agreement or any other Loan Document shall have, unless otherwise specifically provided therein, the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed, unless otherwise specifically provided therein, with respect to Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied; provided, however, that all financial covenants and calculations in the Loan Documents shall be made in accordance with GAAP as in effect on the date of this Agreement unless Borrower and Lender shall otherwise specifically agree in writing. That certain items or computations are explicitly modified by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing.

Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words “hereof”, “herein”, and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear. Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC. Any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document). Any reference to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such Law and any reference to any Law shall, unless otherwise specified, refer to such Law as amended, modified or supplemented from time to time. Words denoting gender shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; specific enumeration shall not exclude the general but shall be construed as cumulative; the word “or” is not exclusive; the word “including” (in its various forms) means “including, without limitation”; in the computation of periods of time, the word “from” means “from and including” and the words “to” and “until” mean “to but excluding”; all references to money refer to Dollars; and all references to time of day refer to time in Dallas, Texas.

Interpretative Provisions. For purposes of Section 10.1, a breach of a financial covenant shall be deemed to have occurred as of any date of determination thereof by Borrower or Lender or as of the last date of any specified measurement period, regardless of when the Financial Statements or the Compliance Certificate reflecting such breach are delivered to Lender. Unless otherwise expressly stated, if a Person may not take an action under this Agreement, then it may not take that action indirectly, or take any action assisting or supporting any other Person in taking that action directly or indirectly.

ARTICLE 2

ADVANCES

2.1          Advances

(a)    Revolving Credit Loans. Subject to the terms and conditions of this Agreement, Lender agrees to make one or more revolving credit loans (each such loan a “Revolving Credit Loan”) to Borrower from time to time from the Closing Date until the Termination Date in an aggregate principal amount at any time outstanding up to but not exceeding the amount of the Revolving Credit Commitment, provided that the aggregate amount of all Revolving Credit Loans at any time outstanding shall not exceed the Revolving Credit Commitment. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, Borrower may borrow, repay, and reborrow Revolving Credit Loans hereunder.

(i)    The Revolving Credit Note. The obligation of Borrower to repay the Revolving Credit Loans and interest thereon shall be evidenced by the Revolving Credit Note executed by Borrower, and payable to the order of Lender, in the principal amount of the Revolving Credit Commitment as originally in effect.

(ii)    Repayment of Revolving Credit Loans. Without limiting the requirements of Section 3.2 with respect to prepayments, Borrower shall repay the unpaid principal amount of all Revolving Credit Loans and all accrued but unpaid interest thereon on the Termination Date, unless sooner due by reason of acceleration by Lender as provided in this Agreement. The unpaid principal balance of the Revolving Credit Loans at any time shall be the total amount advanced hereunder by Lender less the amount of principal payments made thereon by or for Borrower, which balance may be endorsed on the Revolving Credit Note from time to time by Lender or otherwise noted in Lender’s records, which notations shall be, absent manifest error, conclusive evidence of the amounts owing hereunder from time to time.

(iii)    Interest. The unpaid principal amount of the Revolving Credit Loans shall, subject to the following sentence, bear interest at a rate per annum equal to the lesser of (a) the Applicable Rate or such higher rate as is specified in Section 2.2(a), or (b) the Maximum Rate; provided, however, that if at any time the Applicable Rate exceeds the Maximum Rate, then any subsequent reduction in the Applicable Rate shall not reduce the rate of interest on the Revolving Credit Loans below the Maximum Rate until the aggregate amount of interest accrued on the Revolving Credit Loans equals the aggregate amount of interest which would have accrued on the Revolving Credit Loans if the interest rate had not been limited by the Maximum Rate. Accrued and unpaid interest on the Revolving Credit Loans shall be payable on each Payment Date and on the Termination Date; provided that interest accrued pursuant to Section 2.2(a) shall be payable on demand.

(iv)    Borrowing Procedure. Borrower shall give Lender notice of each Revolving Credit Loan by means of an Advance Request Form containing the information required therein and delivered (by hand or by mechanically confirmed facsimile) to Lender no later than 11:00 a.m. two (2) Business Days prior to the requested date of the requested Loan. Revolving Credit Loans shall be in a minimum amount of $100,000. Lender at its option may accept telephonic requests for such Revolving Credit Loans, provided that such acceptance shall not constitute a waiver of Lender’s right to require delivery of an Advance Request Form in connection with subsequent Revolving Credit Loans. Any telephonic request for a Revolving Credit Loan by Borrower shall be promptly confirmed by submission of a properly completed Advance Request Form to Lender, but failure to deliver an Advance Request Form shall not be a defense to payment of the Revolving Credit Loan. Lender shall have no liability to Borrower for any loss or damage suffered by Borrower as a result of Lender’s honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically, by facsimile or electronically and purporting to have been sent to Lender by Borrower and Lender shall have no duty to verify the origin of any such communication or the identity or authority of the Person sending it, so long as Lender acts in good faith and in accordance with its customary verification procedures. Subject to the terms and conditions of this Agreement, each Revolving Credit Loan shall be made available to Borrower by depositing the same, in immediately available funds, in an account of Borrower designated by Borrower maintained with Lender at the Principal Office.

(b)    Delayed Draw Term Loans. Subject to the terms and conditions of this Agreement, Lender agrees to make Delayed Draw Term Loans (each such loan, a “Delayed Draw Term Loan”) to Borrower, from time to time during the Delayed Draw Term Loan Availability Period; provided, however, that the outstanding principal amount of all Delayed Draw Term Loans shall not exceed the Delayed Draw Term Loan Commitment and Borrower may not borrow, repay, and reborrow the Delayed Draw Term Loans.

(i)    The Delayed Draw Term Note. The obligation of Borrower to repay the Delayed Draw Term Loans and interest thereon shall be evidenced by the Delayed Draw Term Note executed by Borrower, and payable to the order of Lender, in the principal amount of the Delayed Draw Term Loan Commitment.

(ii)    Repayment of Principal and Interest. Without limiting the requirements of Section 3.2(c) with respect to prepayments and subject to prior acceleration or any prepayment obligation as provided in this Agreement, installments of principal of the Delayed Draw Term Loans, each in an amount determined by Lender based on a 10-year straight-line amortization schedule, plus accrued interest on the unpaid balance of the Delayed Draw Term Loans shall be due and payable on each Payment Date, beginning on the first Payment Date following the first Advance of a Delayed Draw Term Loan and continuing on each Payment Date thereafter. The outstanding principal balance of the Delayed Draw Term Loans and any and all accrued but unpaid interest thereon shall be due and payable in full on the Termination Date or upon the earlier maturity hereof, whether by acceleration or otherwise.

(iii)    Interest. The unpaid principal amount of the Delayed Draw Term Loans shall, subject to the following sentence, bear interest at a rate per annum equal to the lesser of (a) the Applicable Rate or such higher rate as is specified in Section 2.2(a), or (b) the Maximum Rate; provided, however, that if at any time the Applicable Rate exceeds the Maximum Rate, then any subsequent reduction in the Applicable Rate shall not reduce the rate of interest on the Delayed Draw Term Loans below the Maximum Rate until the aggregate amount of interest accrued on the Delayed Draw Term Loans equals the aggregate amount of interest which would have accrued on the Delayed Draw Term Loans if the interest rate had not been limited by the Maximum Rate. Accrued and unpaid interest on the Delayed Draw Term Loans shall be payable on each Payment Date and on the Termination Date; provided that interest accrued pursuant to Section 2.2(a) shall be payable on demand.

(iv)    Borrowing Procedure. Borrower shall give Lender notice of each Delayed Draw Term Loan by means of an Advance Request Form containing the information required therein and delivered (by hand or by mechanically confirmed facsimile) to Lender no later than 11:00 a.m. two (2) Business Days prior to the date of any Delayed Draw Term Loan. Delayed Draw Term Loans shall be in a minimum amount of $1,000,000. Lender at its option may accept telephonic requests for such Delayed Draw Term Loans, provided that such acceptance shall not constitute a waiver of Lender’s right to require delivery of an Advance Request Form in connection with subsequent Delayed Draw Term Loans. Any telephonic request for a Delayed Draw Term Loan by Borrower shall be promptly confirmed by submission of a properly completed Advance Request Form to Lender, but failure to deliver an Advance Request Form shall not be a defense to payment of the Delayed Draw Term Loan. Lender shall have no liability to Borrower for any loss or damage suffered by Borrower as a result of Lender’s honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically, by facsimile or electronically and purporting to have been sent to Lender by Borrower and Lender shall have no duty to verify the origin of any such communication or the identity or authority of the Person sending it, so long as Lender acts in good faith and in accordance with its customary verification procedures. Subject to the terms and conditions of this Agreement, each Delayed Draw Term Loan shall be made available to Borrower by depositing the same, in immediately available funds, in an account of a Borrower designated by Borrower maintained with Lender at the Principal Office.

2.2         General Provisions Regarding Interest; Late Charges; Etc.

(a)    Default Interest Rate. Any outstanding principal of any Advance and (to the fullest extent permitted by Law) any other amount payable by Borrower under this Agreement or any other Loan Document that is not paid in full when due (whether at stated maturity, by acceleration, or otherwise) shall bear interest at the Default Interest Rate for the period from and including the due date thereof to but excluding the date the same is paid in full. Additionally, at any time that an Event of Default exists, all outstanding and unpaid principal amounts of all of the Obligations shall, to the extent permitted by Law, bear interest at the Default Interest Rate. Interest payable at the Default Interest Rate shall be payable from time to time on demand and all such interest shall continue to accrue on the Obligations after the filing by or against Borrower of any petition seeking any relief in bankruptcy or under any Debtor Relief Law (and regardless of whether a claim for post‑filing or post‑petition interest is allowed in any bankruptcy, insolvency, reorganization or similar proceeding).

(b)    Computation of Interest. Interest on the Advances and all other amounts payable by Borrower hereunder shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the day funds are advanced but excluding the day funds are repaid, unless repayment is received after the cutoff for same-day crediting pursuant to Section 3.1) unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be. The Term SOFR component of the Applicable Rate shall adjust automatically as of the first day of each calendar month as provided in the definition of such term. The determination by Lender of the applicable rate of interest shall, in the absence of manifest error, and provided such determination is made in good faith, be conclusive and binding in all respects. Lender does not warrant or accept any responsibility for, and shall not have any liability with respect to, (i) the administration of, submission of, calculation of or any other matter related to Term SOFR or any component thereof or with respect to any Successor Rate (defined below), including the selection of any such rate or component or whether the composition or characteristics of any rate or component will be similar to, or produce the same value or economic equivalence of, Term SOFR or (ii) the effect, implementation or composition of any Rate Conforming Changes.

(c)    Successor Rate. The interest rate applicable to the Loans is subject to change as provided for herein. If (i) Term SOFR (or any component thereof) is not available at any time for any reason (except to the limited extent provided within the definition of “Term SOFR”), (ii) Lender makes the determination to incorporate or adopt a new benchmark interest rate to replace Term SOFR in one or more credit agreements to which it is a party as sole lender or administrative agent, or (iii) Lender determines that any Law has made it unlawful for Lender or its applicable lending office to make, maintain, fund or continue any Loans whose interest is determined by reference to Term SOFR, or to determine or charge interest rates based on Term SOFR, then in any such case Lender may replace Term SOFR with an alternate benchmark interest rate and adjustment, if applicable, as reasonably selected by Lender, giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Board of Governors or the Federal Reserve Bank of New York or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for Term SOFR for U.S. dollar-denominated bilateral credit facilities at such time (any such successor interest rate, as adjusted, the “Successor Rate”). In connection with the implementation of any Successor Rate, Lender will have the right, from time to time, in good faith to make any Rate Conforming Changes as may be appropriate to reflect the adoption and administration thereof and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments or modifications to any Loan Document implementing or evidencing such Successor Rate will become effective upon notice to Borrower without any further action or consent of the other parties hereto. If an event occurs under clause (iii) preceding, then until the earlier of the termination of such event or Lender’s selection and implementation of a Successor Rate, its obligation to extend new Loans shall be suspended.

(d)    Late Charges. At the option of Lender, Borrower will pay Lender, on demand, (i) a “late charge” equal to five percent (5%) of the amount of any principal payment due under any Note when such payment is not paid within fifteen (15) days following the due date therefor and (ii) a processing fee in the amount of $25.00 for each check which is provided to Lender by Borrower in payment for an obligation owing to Lender under any Loan Document but is returned or dishonored for any reason, in order to cover the additional expenses involved in handling delinquent and returned or dishonored payments.

2.3         Unused Fees for Revolving Credit Commitments

. Borrower agrees to pay to Lender an unused facility fee on the daily average unused amount of the Revolving Credit Commitment for the period from and including the date of this Agreement to and including the earlier of (i) the Termination Date applicable to the Revolving Credit Commitment, or (ii) the date on which the Revolving Credit Commitment is permanently reduced to zero, at the rate set forth in the definition of “Applicable Margin” per annum based on a 360 day year and the actual number of days elapsed. For the purpose of calculating the unused facility fee hereunder, the Revolving Credit Commitment shall be deemed utilized by the principal amount of all outstanding Revolving Credit Loans. Accrued unused facility fees shall be payable quarterly in arrears on the first day of each April, July, October, and January during the term of this Agreement and on the Termination Date.

2.4         Ticking Fee for Delayed Draw Term Loan Commitments

. Borrower agrees to pay to Lender an unused facility fee on the daily average unused amount of the Delayed Draw Term Loan Commitment for the period from and including the date of this Agreement to and including the earlier of (i) the last day of the Delayed Draw Term Loan Availability Period, or (ii) the date on which the Delayed Draw Term Loan Commitment has been fully drawn or permanently terminated, at the rate of one quarter of one percent (0.25%) per annum based on a 360 day year and the actual number of days elapsed. For the purpose of calculating the unused facility fee hereunder, the Delayed Draw Term Loan shall be deemed utilized by the principal amount of all outstanding Delayed Draw Term Loans. Accrued unused facility fees shall be payable quarterly in arrears on the first day of each April, July, October, and January during the term of this Agreement and on the last Business Day of the calendar quarter containing the last day of the Delayed Draw Term Loan Availability Period.

2.5         Use of Proceeds

. The proceeds of the Revolving Credit Loans shall be used by Borrower for working capital in the ordinary course of business. The proceeds of the Delayed Draw Term Loans will be used by Borrower to fund Permitted Acquisitions.

2.6         Uncommitted Increase of Commitments

. So long as no Default has occurred and is continuing, Borrower may from time to time, request in writing an increase in the Delayed Draw Term Loan Commitment (each a “Commitment Increase”) by an amount (for all such requests) not exceeding $10,000,000; provided that (a) any such request for an increase shall be in a minimum amount of $5,000,000, (b) Borrower may make a maximum of two (2) such requests and (c) Lender shall not be required or otherwise obligated to provide any portion of such Commitment Increase unless agreed to by Lender in its sole discretion. As a condition precedent to such Commitment Increase, Borrower shall deliver to Lender (A) a certificate of each Obligated Party dated as of the effective date of such Commitment Increase signed by a Responsible Officer of such Obligated Party, in each case in form and substance satisfactory to Lender, (1) certifying and attaching the resolutions adopted by such Obligated Party approving or consenting to such Commitment Increase, and (2) in the case of Borrower, certifying that, before and after giving effect to such increase, (x) the representations and warranties contained in Article 6 and the other Loan Documents are true and correct on and as of the effective date of such Commitment Increase, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.6, the representations and warranties contained in Section 6.2 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 7.1, and (y) no Default exists and (B) legal opinions (or a recertification of legal opinions if applicable) and documents consistent those delivered on the Closing Date to the extent reasonably requested by Lender.

ARTICLE 3

PAYMENTS

3.1         Method of Payment

(a)    All payments of principal, interest, and other amounts to be made by Borrower under this Agreement and the other Loan Documents shall be made to Lender at the Principal Office (or at such other place as Lender may have established by delivery of written notice thereof to Borrower from time to time) in Dollars and immediately available funds, without setoff, deduction, or counterclaim, and free and clear of all taxes at the time and in the manner provided in the Notes and as set forth in Section 3.2. Payments by check or draft shall not constitute payment in immediately available funds until the required amount is actually received by Lender in full. Payments in immediately available funds received by Lender in the place designated for payment on a Business Day prior to 11:00 a.m. at such place of payment shall be credited prior to the close of business on the Business Day received, while payments received by Lender on a day other than a Business Day or after 11:00 a.m. on a Business Day shall not be credited until the next succeeding Business Day. If any payment of principal or interest shall become due and payable on a day other than a Business Day, then such payment shall be made on the next succeeding Business Day. Any such extension of time for payment shall be included in computing interest which has accrued and shall be payable in connection with such payment. Any payment in less than the full required amount, and any acceptance by Lender thereof, shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be an Event of Default.

(b)    In order to ensure timely payment to Lender of principal, accrued interest, fees and other amounts due and owing under or in connection with the Loans, Borrower hereby irrevocably authorizes and directs Lender to automatically debit any account maintained by Borrower with Lender, on or at any time after the due date for any payment of such principal, accrued interest, fees or other amounts due hereunder.  Borrower agrees to maintain sufficient funds in its accounts maintained at Lender to pay in full all such required payments as and when due; provided, however, that if the funds in such account(s) are insufficient to cover any such payment when due, Lender shall not be obligated to advance funds to cover the payment.  No such debit under this Section shall be deemed a setoff.

3.2         Prepayments

(a)    Voluntary Prepayments. Borrower may prepay all or any portion of the Loans at any time and from time to time upon at least two (2) Business Days prior written notice to Lender, without fee, premium or penalty. Prepayments shall be in a minimum amount of $100,000 (or, if less, then in the remaining outstanding principal amount of the applicable Loan). All prepayments shall be accompanied by (a) accrued but unpaid interest on the amount of principal being prepaid through and including the date of prepayment, plus any other sums which have become due to Lender under the other Loan Documents on or before the date of prepayment, but which have not been fully paid and (b) an amount equal to any Funding Loss incurred in connection with such prepayment. Prepayments of principal of the Delayed Draw Term Loan shall be applied in inverse order of maturity. Borrower shall prepay the Delayed Draw Term Loans, Revolving Credit Loans and the other Obligations as and when required under this Agreement.

(b)    Mandatory Prepayment of Revolving Credit Loans. If at any time the unpaid principal balance of the Revolving Credit Loans exceeds the Revolving Credit Commitment then in effect, then Borrower shall immediately prepay the entire amount of such excess to Lender for application to such principal balance.

(c)    Mandatory Prepayment of All Loans.

(i)    Concurrently with the receipt of the proceeds of any disposition permitted by Sections 8.8(b) and (f), Borrower shall use all net proceeds of such disposition to prepay the outstanding principal of the Loans.

(ii)    Subject to Section 7.5(b), concurrently with the receipt of the proceeds of any Casualty Event, Borrower shall use all net proceeds of such Casualty Event to prepay the outstanding principal of the Loans.

(iii)    Promptly, and in any event within five (5) Business Days after the incurrence or issuance by any Obligated Party of any Debt that is not expressly permitted to be incurred pursuant to Section 7.1, Borrower shall prepay the Loans in an amount equal to one hundred percent (100%) of the net cash proceeds thereof.

(iv)    Concurrently with the receipt of any Cure Amount, Borrower shall prepay the Loans in an amount equal to one hundred percent (100%) of such Cure Amount.

(v)    Each prepayment of Loans under clauses (i), (ii), (iii) and (iv) of this Section 3.2(c) shall be applied as follows: first, to the remaining scheduled amortization payments of the Delayed Draw Term Loans in inverse order of maturity (including any bullet payment) and second, to the extent of any excess, to repay the Revolving Credit Loans.

(d)    Application of Payments. Subject to Section 10.3 and Section 11.5, all payments under this Agreement not constituting either (i) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified in the applicable Loan Documents) or (ii) a mandatory prepayment required pursuant to Section 3.2(b) or (c) above (which shall be applied in accordance with such Section 3.2(b) or (c)), shall be applied in the following order of priority: (A) the payment or reimbursement of any indemnities, expenses, costs or obligations (other than outstanding principal and interest) for which either Borrower shall be obligated or Lender shall be entitled pursuant to the provisions of the Loan Documents; (B) the payment of accrued but unpaid interest on the Loans; (C) the payment of any principal balance of the Revolving Credit Loans then outstanding; and (D) the payment of the principal balance of the Delayed Draw Term Loans then outstanding.

3.3         Withholding of Taxes; Gross-Up; Certain Direct Taxes

(a)    Payments Free of Taxes. Lender shall provide Borrower with a valid and duly executed IRS Form W-9 promptly upon reasonable demand of Borrower. Any direct or indirect successor or assign of Lender shall promptly provide Borrower with a valid and duly executed IRS Form W-9 in connection with its succession or assignment. Any IRS Form W-9 shall confirm Lender or such successor or assign is not subject to U.S. federal withholding taxes (including backup withholding) under the Code. On the basis of the foregoing, (i) any and all payments by or on account of any obligation of any Obligated Party under any Loan Document shall be made without deduction or withholding for any taxes, except as required by applicable Law, (ii) if any applicable Law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and (iii) the sum payable by the applicable Obligated Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.3), Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)    Certain Direct Taxes. The Obligated Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of Lender, timely reimburse it for the payment of the full amount of any and all present or future stamp, court or documentary, intangible, recording, filing or similar taxes (for the avoidance of doubt, not including income taxes) that arise in connection with the Loan Documents and any reasonable expenses arising therefrom or with respect thereto. A certificate as to the amount of such payment or liability delivered to Borrower by Lender shall be conclusive absent manifest error.

(c)    Survival. Each party’s obligations under this Section 3.3 shall survive the resignation or replacement of Lender or any assignment of rights by, or the replacement of, Lender, the termination of the Commitment and the repayment, satisfaction or discharge of all obligations under any Loan Document (including the Payment in Full of the Obligations).

3.4          Increased Costs

(a)    Increased Costs. If Lender determines that any Change in Law shall (i) impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, the Lender (except any such reserve requirement reflected in Term SOFR), (ii) subject Lender to any taxes (other than income taxes and taxes accounted for under Section 3.3) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or (iii) impose on the Lender any other condition, cost or expense (other than taxes) affecting the Loan Documents or Loans made by Lender, and the result of any of the foregoing is to increase the cost to Lender of making, continuing, converting into or maintaining any Loan (or of maintaining its obligation to make any Loan) or to reduce the amount of any sum received or receivable by the Lender under any Loan Document (whether principal, interest or otherwise), then Borrower will pay to Lender such additional amount or amounts as will compensate Lender for such additional costs incurred or reduction suffered.

(b)    Capital or Liquidity Requirements. If Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on Lender’s capital or on the capital of Lender’s holding company as a consequence of any Note, this Agreement, the Commitment of or the Loans made by Lender to a level below that which Lender or Lender’s holding company could have achieved but for such Change in Law (taking into consideration Lender’s policies and the policies of Lender’s holding company with respect to capital adequacy and liquidity), then from time to time Borrower will pay to Lender such additional amount or amounts as will compensate Lender or Lender’s holding company for any such reduction suffered.

(c)    Reimbursement Procedures. A certificate of Lender setting forth the amount or amounts necessary to compensate the Lender or its holding company, as the case may be, as specified in clause (a) or (b) of this Section 3.4 and the reasonable basis of the claim shall be delivered to Borrower and shall be conclusive absent manifest error. Borrower shall pay Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof. Failure or delay on the part of Lender to demand compensation pursuant to this Section 3.4 shall not constitute a waiver of Lender’s right to demand such compensation.

(d)    Delay in Requests. Failure or delay on the part of Lender to demand compensation pursuant to this Section shall not constitute a waiver of Lender’s right to demand such compensation; provided that Borrower shall not be required to compensate Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that Lender notifies Borrower of the Change in Law giving rise to such increased costs or reductions, and of Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9)‑month period referred to above shall be extended to include the period of retroactive effect thereof).

3.5         Unconditional Payment

. Borrower is and shall be obligated to pay all principal, interest and any and all other amounts which become payable under the Loan Documents absolutely and unconditionally and without any abatement, postponement, diminution or deduction whatsoever and without any reduction for counterclaim or setoff whatsoever. If at any time any payment received by Lender hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any Debtor Relief Law, then the obligation to make such payment shall survive any cancellation or satisfaction of the applicable Note(s) or return thereof to Borrower and shall not be discharged or satisfied with any prior payment thereof or cancellation of such Note(s), but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof and thereof, and such payment shall be immediately due and payable upon demand.

ARTICLE 4

SECURITY

4.1         Security Interests

. To secure the prompt and complete payment and performance of all of the Obligations when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, each Obligated Party hereby grants Lender a continuing first priority security interest in, a Lien upon, and a right of set off against, and hereby assigns to Lender as security, all of such Obligated Party’s right, title, and interest in the Collateral, whether now owned by such Obligated Party or hereafter acquired. If the security interest granted hereby in any rights of such Obligated Party under any contract included in the Collateral is expressly prohibited by such contract, then the security interest hereby granted therein shall nonetheless remain effective to the extent allowed by Article 9 of the UCC or other applicable Law but is otherwise limited by that prohibition. Notwithstanding any contrary provision, each Obligated Party agrees that, if, but for the application of this paragraph, granting a security interest in the Collateral would constitute a fraudulent conveyance under 11 U.S.C. § 548 or a fraudulent conveyance or transfer under any state fraudulent conveyance, fraudulent transfer, or similar Law in effect from time to time (each a “fraudulent conveyance”), then the security interest remains enforceable to the maximum extent possible without causing such security interest to be a fraudulent conveyance, and this Agreement is automatically amended to carry out the intent of this sentence.

4.2         Obligated Parties Remain Liable

. Notwithstanding anything to the contrary contained herein, (a) Borrower and each other Obligated Party shall remain liable under the contracts and agreements to which such Person is a party and which are included in the Collateral and shall perform all of its respective duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) Lender’s exercise of any of its Rights shall not release Borrower or any Obligated Party from any of its duties or obligations under the contracts and agreements included in the Collateral (including the Assigned Contracts), and (c) Lender shall not have any obligation or liability under any of the contracts and agreements included in the Collateral by reason of this Agreement, nor shall Lender be obligated to perform any of the obligations or duties of Borrower or any other Obligated Party thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

4.3         Further Cooperation and Authorization to File Financing Statements

. TO SECURE THE FULL AND COMPLETE PAYMENT AND PERFORMANCE OF THE OBLIGATIONS, EACH OBLIGATED PARTY (AT THE SOLE COST AND EXPENSE OF SUCH OBLIGATED PARTY) SHALL EXECUTE AND DELIVER OR CAUSE TO BE EXECUTED AND DELIVERED ALL OF THE DOCUMENTS AND INSTRUMENTS REQUIRED TO CARRY OUT THE PROVISIONS AND PURPOSES OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND TO CREATE, PRESERVE, AND PERFECT THE LIENS OF LENDER IN THE COLLATERAL IN ACCORDANCE WITH APPLICABLE LAW INCLUDING (A) THE PREPARATION (AND EXECUTION, IF NECESSARY) AND FILING OF SUCH FINANCING STATEMENTS AS LENDER MAY REQUIRE AND (B) THE DEPOSIT OF ALL CERTIFICATES OF TITLE ISSUABLE WITH RESPECT TO ANY OF THE COLLATERAL AND NOTING THEREON THE LENDER’S SECURITY INTEREST HEREUNDER. IN THE EVENT ANY OF THE DOCUMENTS OR INSTRUMENTS EVIDENCING OR SECURING THE OBLIGATIONS MISREPRESENTS OR INACCURATELY REFLECTS THE CORRECT TERMS AND/OR PROVISIONS OF THE OBLIGATIONS, EACH OBLIGATED PARTY SHALL UPON REQUEST BY LENDER AND IN ORDER TO CORRECT SUCH MISTAKE, EXECUTE SUCH NEW DOCUMENTS OR INITIAL CORRECTED, ORIGINAL DOCUMENTS AS LENDER MAY DEEM NECESSARY TO REMEDY SAID ERRORS OR MISTAKES. EACH OBLIGATED PARTY SHALL EXECUTE SUCH OTHER DOCUMENTS AS LENDER SHALL DEEM NECESSARY TO CORRECT ANY DEFECTS OR DEFICIENCIES IN THE LOAN DOCUMENTS.

BORROWER AND EACH OTHER OBLIGATED PARTY HEREBY IRREVOCABLY AUTHORIZES LENDER AT ANY TIME AND FROM TIME TO TIME TO PREPARE AND FILE ONE OR MORE FINANCING STATEMENTS (AND ANY CONTINUATION STATEMENTS AND AMENDMENTS THERETO) WHETHER OR NOT BORROWER’S OR SUCH OTHER OBLIGATED PARTY’S SIGNATURE APPEARS THEREON that (i) indicate the Collateral (a) as “all assets of Borrower” or “all assets of Debtor” or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC, or (b) as being of an equal or lesser scope or with greater detail, and (ii) contain any other information required by Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment.

4.4         Setoff

. If an Event of Default exists, Lender shall have the right to set off and apply against the Obligations in such manner as Lender may determine, at any time and without notice to Borrower or any other Obligated Party, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from Lender to Borrower or any other Obligated Party whether or not the Obligations are then due. As further security for the Obligations, Borrower and each other Obligated Party hereby grants to Lender a security interest in all money, instruments, and other Property of Borrower or such other Obligated Party now or hereafter held by Lender, including Property held in safekeeping. In addition to Lender’s right of setoff and as further security for the Obligations, Borrower and each other Obligated Party hereby grants to Lender a security interest in all deposits (general or special, time or demand, provisional or final) and other accounts (including all deposit accounts, securities accounts and commodities accounts) of Borrower or such other Obligated Party now or hereafter on deposit with or held by Lender or any Affiliate of Lender and all other sums at any time credited by or owing from Lender or any Affiliate of Lender to Borrower or any other Obligated Party. The rights and remedies of Lender hereunder are in addition to other rights and remedies (including other rights of setoff) which Lender may have in Law or in equity, under the Loan Documents, or otherwise.

4.5         Commercial Tort Claims

. If any Obligated Party at any time holds or acquires a commercial tort claim, such Obligated Party shall notify Lender in writing within five (5) Business Days of such occurrence with the details thereof and grant to Lender a security interest therein or Lien thereon and in the Proceeds thereof, in form and substance satisfactory to Lender.

4.6         Subordination of Landlord Liens

. Subject to Section 7.17, Borrower and each other Obligated Party shall cause the landlord under each of their Leases for (a) its headquarters location and (b) each other leased location with Collateral in excess of $500,000 at such location, in each case, to execute and deliver to Lender a collateral access and lien subordination agreement in form and substance satisfactory to Lender.

4.7         Satisfaction of Indebtedness and Obligations

. Until the Obligations have been Paid in Full and the Commitment of Lender has been terminated, Lender shall be entitled to retain the security interests in the Collateral granted under this Agreement and the other Loan Documents and the ability to exercise all Rights available to Lender under this Agreement, the other Loan Documents and applicable Law.

ARTICLE 5

CONDITIONS PRECEDENT

5.1         Initial Extension of Credit

. The obligation of Lender to make the initial Advance under this Agreement is subject to the condition precedent that Lender shall have received on or before the day of such Advance all of the following, each dated (unless otherwise indicated) the date hereof, in form and substance satisfactory to Lender:

(a)    Resolutions. Resolutions of the board of directors (or other governing body) of Borrower and each other Obligated Party certified by the Secretary or an Assistant Secretary (or other custodian of records) of such Person which authorize the execution, delivery, and performance by such Person of this Agreement and the other Loan Documents to which such Person is or is to be a party and any Hedge Agreements with Lender to which such Person is or is to be a party;

(b)    Incumbency Certificate. A certificate of incumbency certified by a Responsible Officer of each Obligated Party certifying the names of the individuals or other Persons authorized to sign this Agreement and each of the other Loan Documents to which Borrower and each other Obligated Party is or is to be a party (including the certificates contemplated herein) on behalf of such Person together with specimen signatures of such individual Persons;

(c)    Constituent Documents. The Constituent Documents for Borrower and each other Obligated Party certified as of a date acceptable to Lender by the appropriate government officials of the state of incorporation or organization of Borrower and each other Obligated Party;

(d)    Governmental Certificates. Certificates of the appropriate government officials of the state of incorporation or organization of each Obligated Party as to the existence and good standing of such Obligated Party, each dated within ten (10) days prior to the date of the initial Advance;

(e)    Notes. The Notes executed by Borrower;

(f)    Security Documents. The Security Documents executed by Borrower and the other Obligated Parties;

(g)    Financing Statements; Recordings. Each document (including UCC financing statements reflecting Borrower and the other Obligated Parties, as debtors, and Lender, as secured party), required by this Agreement and/or the Security Documents or under Law or reasonably requested by Lender to be filed, registered or recorded in order to create in favor of Lender, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 8.2), shall be in proper form for filing, registration or recordation;

(h)    Guaranty. The Guaranty executed by each Guarantor;

(i)    Insurance Matters. Copies of insurance certificates describing all insurance policies required by Section 7.5, together with lender’s loss payable and additional insured endorsements, as applicable, in favor of Lender with respect to all insurance policies covering Collateral and all other insurance policies required by Section 7.5;

(j)    Lien Searches. The results of UCC, tax lien and judgment lien searches showing all financing statements and other documents or instruments on file against Borrower and each other Obligated Party in the appropriate filing offices, such search to be as of a date no more than thirty (30) days prior to the date of the initial Advance and such searches shall reveal no Liens on any of the assets of the Obligated Parties except for Liens permitted by Section 8.2 or discharged on or prior to the Closing Date pursuant to a pay-off letter or other documentation satisfactory to Lender;

(k)    Opinion of Counsel. A favorable opinion of Blank Rome LLP, legal counsel to Borrower and Guarantors, as to such other matters as Lender may reasonably request;

(l)    Attorneys’ Fees and Expenses. Evidence that the costs and expenses (including reasonable attorneys’ fees) referred to in Section 12.1, to the extent invoiced, shall have been paid in full by Borrower;

(m)    Closing Certificate. A certificate, signed by a Responsible Officer of Borrower (i) stating that no Default has occurred and is continuing, (ii) stating that the representations and warranties contained in the Loan Documents are true and correct as of the Closing Date, and (iii) certifying as to any other factual matters as may be reasonably requested by Lender;

(n)    KYC Information; Beneficial Ownership Information. Borrower and each of the other Obligated Parties shall have provided to Lender at least five (5) Business Days prior to the Closing Date (i) the documentation and other information requested by Lender as it deems necessary in order to comply with requirements of any Anti-Corruption Laws and Anti-Terrorism Laws, including the Patriot Act and any applicable “know your customer” rules and regulations and (ii) to the extent Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to Borrower;

(o)    Payoff of Existing Debt; Release of Liens. Satisfactory pay-off letters for all existing Debt (other than Debt permitted under Section 8.1) and which confirms that all Liens upon any of the Property of the Obligated Parties intended to constitute Collateral will be terminated concurrently with the repayment of such Debt and all letters of credit issued or guaranteed as part of such Debt shall have been terminated or cash collateralized;

(p)    Closing Fees. Evidence that the Upfront Fee and any other fees required to be paid on or prior to the Closing Date have been paid;

(q)    Legal Due Diligence. Lender and its counsel shall have completed all legal due diligence, the results of which shall be satisfactory to Lender in its sole discretion;

(r)    Perfection Certificate. A perfection certificate in form reasonably satisfactory to Lender signed by a Responsible Officer of Borrower; and

(s)    Additional Items. Such other additional approvals, opinions, or documents as Lender or its legal counsel may reasonably request.

5.2          All Extensions of Credit

. The obligation of Lender to make any Loan (including the initial Loan) is subject to the following additional conditions precedent:

(a)    Request for Advance. Lender shall have received in accordance with this Agreement an Advance Request Form pursuant to Lender’s requirements and executed by a Responsible Officer of Borrower;

(b)    No Default. No Default shall have occurred and be continuing, or would result from or after giving effect to such Advance;

(c)    No Material Adverse Event. No Material Adverse Event has occurred and no circumstance exists that could reasonably be expected to result in a Material Adverse Event;

(d)    Representations and Warranties. All of the representations and warranties contained in Section 6 and in the other Loan Documents shall be true and correct and as of the date of such Advance with the same force and effect as if such representations and warranties had been made on and as of such date (it being understood and agreed that (i) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date and (ii) for purposes of this clause (d), the representations and warranties contained in Section 6.2 shall be deemed to refer to the most recent statements furnished pursuant to Section 7.1(a) and (b), respectively);

(e)    Covenant Compliance. After giving effect to such Advance, Borrower shall provide a pro forma Compliance Certificate to Lender demonstrating compliance with the financial covenant set forth in Section 9.1; and

(f)    Additional Documentation. Lender shall have received such additional approvals, opinions, or documents as Lender or its legal counsel may reasonably request.

Each Advance hereunder shall be deemed to be a representation and warranty by Borrower that the conditions specified in this Section 5.2 have been satisfied on and as of the date of the applicable Advance.

5.3         Extensions of Delayed Draw Term Loans

. The obligation of Lender to make any Delayed Draw Term Loan hereunder is subject to the following additional conditions precedent:

(a)    Request for Advance. Lender shall have received in accordance with this Agreement an Advance Request Form pursuant to Lender’s requirements and executed by a Responsible Officer of Borrower;

(b)    No Default. No Default shall have occurred and be continuing, or would result from or after giving effect to such Advance;

(c)    No Material Adverse Event. No Material Adverse Event has occurred and no circumstance exists that could reasonably be expected to result in a Material Adverse Event;

(d)    Representations and Warranties. All of the representations and warranties contained in Section 6 and in the other Loan Documents shall be true and correct and as of the date of such Advance with the same force and effect as if such representations and warranties had been made on and as of such date (it being understood and agreed that (i) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date and (ii) for purposes of this clause (d), the representations and warranties contained in Section 6.2 shall be deemed to refer to the most recent statements furnished pursuant to Section 7.1(a) and (b), respectively);

(e)    Covenant Compliance. After giving effect to such Delayed Draw Term Loan, Borrower shall provide a pro forma Compliance Certificate to Lender demonstrating a Leverage Ratio of not greater than 1.25 to 1.00;

(f)    Draws. Including the requested Delayed Draw Term Loan, Borrower shall not have drawn more than five (5) separate Delayed Draw Term Loans;

(g)    Supporting Information. No less than five (5) Business Days prior to such Delayed Draw Term Loan, Borrower shall have delivered to Lender all information required pursuant to clause (n) of the definition of “Permitted Acquisition”; and

(h)    Additional Documentation. Lender shall have received such additional approvals, opinions, or documents as Lender or its legal counsel may reasonably request.

Each Delayed Draw Term Loan made hereunder shall be deemed to be a representation and warranty by Borrower that the conditions specified in this Section 5.3 have been satisfied on and as of the date of the applicable Delayed Draw Term Loan.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES

To induce Lender to enter into this Agreement, and to make Advances hereunder, Borrower represents and warrants to Lender that:

6.1         Entity Existence

. Each Obligated Party and each of its Subsidiaries (a) is duly incorporated or organized, as the case may be, validly existing, and in good standing under the Laws of the jurisdiction of its incorporation or organization; (b) has all requisite power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary. Each of Borrower and the other Obligated Parties has the power and authority to execute, deliver, and perform its obligations under this Agreement and the other Loan Documents to which it is or may become a party.

6.2         Financial Statements; Etc.

All Financial Statements of Borrower and its Subsidiaries delivered to Lender are true and correct, have been prepared in accordance with GAAP, and fairly and accurately present, on a consolidated basis, the financial condition of Borrower and its Subsidiaries as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. Neither Borrower nor any of its Subsidiaries or any other Obligated Party has any material contingent liabilities, liabilities for taxes, unusual forward or long‑term commitments, or unrealized or anticipated losses from any unfavorable commitments except as referred to or reflected in such Financial Statements. No Material Adverse Event has occurred since the effective date of the Financial Statements referred to in this Section 6.2. All projections delivered by Borrower to Lender have been prepared in good faith, with care and diligence and use assumptions that are reasonable under the circumstances at the time such projections were prepared and delivered to Lender and all such assumptions are disclosed in the projections. Neither Borrower nor any of its Subsidiaries has any material Guarantees, contingent liabilities, liabilities for taxes, or any long‑term leases or unusual forward or long‑term commitments, or any Hedge Agreement or other transaction or obligation in respect of derivatives, that are not reflected in the most‑recent Financial Statements referred to in this Section 6.2. Other than the Debt permitted by Section 8.1, Borrower and each Subsidiary have no Debt.

6.3          Action; No Breach

. The execution, delivery, and performance by each of Borrower and each other Obligated Party of this Agreement and the other Loan Documents to which such Person is or may become a party and compliance with the terms and provisions hereof and thereof have been duly authorized by all requisite action on the part of such Person and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) the Constituent Documents of such Person, (ii) any applicable Law of any Governmental Authority or arbitrator, or (iii) any agreement or instrument to which such Person is a party or by which it or any of its Properties is bound or subject, or (b) constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of such Person.

6.4         Operation of Business

. Each Obligated Party and its Subsidiaries possess all licenses, permits, consents, authorizations, franchises, Intellectual Property, or rights thereto, necessary to conduct its respective businesses substantially as now conducted and as presently proposed to be conducted, and neither any Obligated Party nor any of its Subsidiaries is in violation of any valid rights of others with respect to any of the foregoing.

6.5         Litigation and Judgments

. As of the date hereof, there is no action, suit, investigation, or proceeding before or by any Governmental Authority or arbitrator pending, or to the knowledge of Borrower after reasonable investigation, threatened against or affecting Borrower, any of its Subsidiaries, or any other Obligated Party or any of their Properties that could, if adversely determined, reasonably be expected to (i) result in liabilities of or economic loss to any Obligated Party or Subsidiary of an Obligated Party in excess of $1,000,000 or (ii) result in a Material Adverse Event. There are no outstanding judgments against Borrower, any of its Subsidiaries, or any other Obligated Party.

6.6         Rights in Properties; Liens

. Each Obligated Party and its Subsidiaries has good and indefeasible title to or valid leasehold interests in its respective Properties, including the Properties reflected in the Financial Statements described in Section 6.2, and none of the Properties of Borrower or any of its Subsidiaries is subject to any Lien, except as permitted by Section 8.2.

6.7         Enforceability

. This Agreement constitutes, and the other Loan Documents to which Borrower or any other Obligated Party is a party, when delivered, shall constitute legal, valid, and binding obligations of such Person, enforceable against such Person in accordance with their respective terms, except as limited by bankruptcy, insolvency, or other Laws of general application relating to the enforcement of creditors’ rights.

6.8          Approvals

. No authorization, approval, or consent of, and no filing or registration with, any Governmental Authority or third party is or will be necessary for the execution, delivery, or performance by Borrower or any other Obligated Party of this Agreement and the other Loan Documents to which such Person is or may become a party or the validity or enforceability thereof.

6.9          Taxes

. Each Obligated Party and its Subsidiaries has filed all tax returns (federal, state, and local) required to be filed, including all income, franchise, employment, Property, and sales tax returns, and has paid all of their respective liabilities for taxes, assessments, governmental charges, and other levies that are due and payable. Borrower knows of no pending investigation of any Obligated Party or any of its Subsidiaries by any taxing authority or of any pending but unassessed tax liability of any Obligated Party or any of its Subsidiaries.

6.10       Use of Proceeds; Margin Securities

. Neither any Obligated Party nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

6.11       ERISA

. No Obligated Party nor any ERISA Affiliate of an Obligated Party sponsors, maintains or contributes to or has at any time sponsored, maintained or contributed to any Plan.

6.12       Disclosure

. No statement, information, report, representation, or warranty made by Borrower or any other Obligated Party in this Agreement or in any other Loan Document or furnished to Lender in connection with this Agreement or any of the transactions contemplated hereby contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to Borrower which is a Material Adverse Event, or which might in the future be a Material Adverse Event that has not been disclosed in writing to Lender. As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects. No Default has occurred and is continuing.

6.13       Subsidiaries

. Borrower has no Subsidiaries other than those listed on Schedule 6.13 and Schedule 6.13 sets forth the jurisdiction of incorporation or organization of each such Subsidiary and the percentage of Borrower’s Equity Interests in such Subsidiary. All of the outstanding Equity Interests of each Subsidiary described on Schedule 6.13 have been validly issued, are fully paid, and are non‑assessable. There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments of any nature relating to any Equity Interests of Borrower or any Subsidiary, other than (i) issuances permitted under this Agreement, (ii) registration statements, shelf registrations or at-the-market equity programs entered into in the ordinary course of capital markets activity, and (iii) equity awards issued pursuant to employee benefit or equity incentive plans disclosed to Lender.

6.14       Material Agreements

. Borrower has furnished Lender with true and complete copies of all Material Agreements of the Obligated Parties (provided that Borrower may provide redacted copies to the extent disclosure of the full agreement is subject to confidentiality restrictions not reasonably waived). No Obligated Party nor any of its Subsidiaries is in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any Material Agreement to which it is a party.

6.15       Compliance with Laws

. Neither Borrower nor any of its Subsidiaries is in violation of any Law, except for violations that could not reasonably be expected to result in a Material Adverse Event.

6.16       Inventory

. All inventory of the Obligated Parties and their Subsidiaries has been and will hereafter be produced in compliance with all applicable Laws and governmental standards in all material respects, including the minimum wage and overtime provisions of the Fair Labor Standards Act (29 U.S.C. §§ 201‑219).

6.17       Regulated Entities

. No Obligated Party nor any of its Subsidiaries is (a) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940 or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other federal or state statute, rule or regulation limiting its ability to incur Debt, pledge its assets or perform its obligations under the Loan Documents.

6.18       Environmental Matters

. Except to the extent that a Material Adverse Event could not reasonably be expected to arise as a result:

(a)    Each Obligated Party and its Subsidiaries, and all of its respective Properties, assets, and operations are in full compliance with all Environmental Laws, including all permitting, licensing and authorization requirements thereunder, reporting of any Releases, and all applicable financial responsibility requirements. No Obligated Party is aware of any past, present, or future conditions, events, activities, practices, or incidents which may interfere with or prevent the compliance or continued compliance of each Obligated Party and its Subsidiaries with all Environmental Laws;

(b)    Neither any Obligated Party nor any of its Subsidiaries nor any of their respective currently or previously owned or leased Properties or operations is subject to any outstanding or threatened order from or agreement with any Governmental Authority or other Person or subject to any judicial or docketed administrative proceeding with respect to (i) failure to comply with Environmental Laws, (ii) Remedial Action, or (iii) any Environmental Liabilities arising from a Release or threatened Release;

(c)    There are no conditions or circumstances associated with the currently or previously owned or leased Properties or operations of any Obligated Party or any of its Subsidiaries that could reasonably be expected to give rise to any Environmental Liabilities, including the use, generation, storage, transportation, disposal or Release of any Hazardous Materials on, about or within any Property of any Obligated Party or any of their Subsidiaries, and no Lien arising under any Environmental Law has attached to any Property or revenues of any Obligated Party or any of its Subsidiaries; and

(d)    Neither any Obligated Party nor any of its Subsidiaries is a treatment, storage, or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., regulations thereunder or any comparable provision of state Law.

6.19       Intellectual Property

. Each Obligated Party (a) owns, or is licensed to use, all Intellectual Property necessary to conduct its business as currently conducted, (b) will maintain the patenting and registration of all of its Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, or other appropriate Governmental Authority, and (c) will promptly patent or register, as the case may be, all new Intellectual Property and notify Lender in writing five (5) Business Days prior to filing any such new patent or registration.

6.20       Foreign Assets Control Regulations; Anti‑Money Laundering; Patriot Act; Anti-Corruption Laws

. Each Obligated Party and each Subsidiary of each Obligated Party, and in the case of clause (b) in this sentence, each of their respective Affiliates, (i) is and will remain in compliance in all respects with (a) all United States economic sanctions Laws as promulgated by OFAC, and all applicable anti‑money laundering and counter‑terrorism financing provisions of the Bank Secrecy Act and all regulations issued pursuant to it, (b) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B Chapter V, as amended), and all other Laws relating thereto, the Patriot Act, and all other federal or state “know your customer” and anti-money laundering Laws (collectively, “Anti-Terrorism Laws”) and (c) the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other Laws of any jurisdiction applicable to any Obligated Party or any of its Subsidiaries from time to time concerning or relating to bribery or corruption (collectively, “Anti-Corruption Laws”), and (ii) has instituted and maintained policies and procedures designed to promote and achieve compliance with Anti-Corruption Laws, Sanctions and Anti-Terrorism Laws. No Obligated Party and no Subsidiary, Affiliate, or any director, officer, employee, nor to the knowledge of any Obligated Party, any agent, affiliate or representative of any Obligated Party is a Person that is, or is owned or Controlled by any Person that is (a) currently the subject or target of any Sanctions, (b) a Person designated by the United States government on the list of the Specially Designated Nationals and Blocked Persons with which a United States Person cannot deal with or otherwise engage in business transactions, or included on HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List or any similar list enforced by any other relevant sanctions authority, (c) a Person who is otherwise the target of United States economic sanction Laws such that a United States Person cannot deal or otherwise engage in business transactions with such Person, or (d) located, organized or resident in a Sanctioned Country. No proceeds of any Loan have been or will be used directly or indirectly (a) in any manner in violation of any Anti-Corruption Law, (b) to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person, or (c) in any other manner that will result in any violation by any Person (including Lender) of any Anti-Terrorism Laws, Anti-Corruption Laws or any Sanctions.

6.21       Solvency

. Each of Borrower and each Obligated Party is Solvent and have not entered into any transaction with the intent to hinder, delay or defraud a creditor.

6.22       Labor Matters

. There are no strikes, work stoppages or other labor controversies pending, or to the knowledge of any Obligated Party, threatened against any Obligated Party or any of its Subsidiaries which could reasonably be expected to result in a Material Adverse Event. The hours worked by and payments made to employees of the Obligated Parties and their Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign Law dealing with such matters, except for violations that could not reasonably be expected to result in a Material Adverse Event. All payments due from any Obligated Party or any Subsidiary, or for which any claim may be made against any Obligated Party or any Subsidiary, on account of wages and employee health and welfare insurance and other material benefits, have been paid or accrued as a liability on the books of such Obligated Party or such Subsidiary.

6.23        Affiliate Transactions

. As of the Closing Date, there are no existing or proposed agreements, arrangements, understandings or transactions between any Obligated Party and any of the officers, members, managers, directors, stockholders, parents, holders of other Equity Interests, employees or Affiliates of any Obligated Party or any members of their respective immediate families.

6.24       Representations and Warranties Relating to the Collateral

(a)    Title and Authorization. Each Obligated Party has, and at all times will have, good and valid rights in and title to the Collateral with respect to which it has purported to grant a security interest hereunder and has full right, power and authority to grant a security interest in the Collateral to Lender in the manner provided herein, free and clear of any Lien, security interest or other charge or encumbrance other than Permitted Liens.

(b)    Maintenance of Collateral. All tangible Collateral which is material to Borrower’s business is in good repair and condition consistent with the ordinary course of business and its intended use, ordinary wear and tear excepted.

(c)    Accounts. Each of the Obligated Parties’ Accounts represents the valid and legally binding indebtedness of a bona fide account debtor arising from the sale or lease by such Obligated Party of goods or the rendition by such Obligated Party of services and is not subject to contra accounts, setoffs, defenses or counterclaims by or available to account debtors obligated on the Accounts except as disclosed by Borrower to Lender from time to time in writing. The amount shown as to each Account on Borrower’s books is the true and undisputed amount owing and unpaid thereon, subject only to discounts, allowances, rebates, credits and adjustments to which the account debtor has a right and which have been disclosed to Lender in writing.

(d)    Inventory. Lender’s security interest in the Obligated Parties’ Inventory shall continue through all stages of manufacture and shall, without further action, attach to the Accounts or other Proceeds resulting from the sale or other disposition thereof and to all such Inventory as may be returned to any Obligated Party by its account debtors. All Inventory of the Obligated Parties has been and will hereafter be produced in all material respects and in compliance with all applicable Laws and governmental standards, including the minimum wage and overtime provisions of the Fair Labor Standards Act (29 U.S.C. §§ 201-219).

(e)    Deposit, Commodity, and Securities Accounts. Schedule 6.24 correctly identifies all Deposit Accounts, commodity accounts, and securities accounts of the Obligated Parties and the institutions holding such accounts. The applicable Obligated Party is the sole direct and beneficial owner of each such account, and such Obligated Party has not consented to, and is not otherwise aware of, any person (other than such Obligated Party) having Control over, or any other interest in, any such account or the property credited thereto.

(f)    Letter of Credit Rights. All Letter of Credit Rights of the Obligated Parties are listed on Schedule 6.24, and the Obligated Parties have obtained the consent of each issuer or the nominated person of any letter of credit to the assignment of the Proceeds of the Letter of Credit to Lender.

(g)    Instruments; Chattel Paper; and Promissory Notes. Schedule 6.24 correctly identifies all Instruments, Chattel Paper, and promissory notes of the Obligated Parties. All such Instruments, Chattel Paper, and promissory notes of the Obligated Parties have been delivered to Lender, together with corresponding endorsements duly executed in favor of Lender, and such endorsements have been duly and validly executed and are binding and enforceable in accordance with their terms. Each Instrument, Chattel Paper and promissory note is in full force and effect; there have been no renewals or extensions of, or amendments, modifications, or supplements to, any thereof about which Lender has not been advised in writing; and no “default” or “event of default” has occurred and is continuing under any such Instrument, Chattel Paper or promissory note, except as disclosed to Lender in writing.

(h)    Assigned Contracts. No Assigned Contract contains a provision that would, prohibit or restrict the grant of a security interest to the Lender under this Agreement, except (i) such consents or notices as has been given or made (or currently being sought by the applicable Obligated Party using its best efforts), or (ii). where the failure to obtain such consent or give such notice could not reasonably be expected to result in a Material Adverse Event.

(i)    Investment Property. Schedule 6.24 sets forth all Investment Property (including all Pledged Equity Interests) of the Obligated Parties, and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on Schedule 6.24.

(i)    Each Obligated Party is the record and beneficial owner of the Investment Property owned by it free of all Liens, rights or claims of other persons other than Permitted Liens. Except as disclosed to Lender in writing, no Obligated Party has acquired any equity interests of another entity or substantially all the assets of another entity within the past five years. There are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests, other than as disclosed on Schedule 6.24. No consent of any person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary or desirable in connection with the creation, perfection or first priority status of the security interest of Lender in any Pledged Equity Interests or the exercise by Lender of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof.

(ii)    None of the Pledged Equity Interests are or represent interests in issuers that (A) are registered as investment companies or (B) are dealt in or traded on securities exchanges or markets.

(iii)    Except as otherwise set forth on Schedule 6.24, all of the Pledged Equity Interests issued by limited liability companies or partnerships are or represent interests in issuers that have not opted to be treated as securities under the UCC of any jurisdiction.

(iv)    The Obligated Parties have delivered to Lender all stock certificates, or other instruments or documents representing or evidencing the Investment Property required to be delivered under the Loan Documents, together with corresponding assignment or transfer powers duly executed in blank by the applicable Obligated Party, and such powers have been duly and validly executed and are binding and enforceable against the applicable Obligated Party in accordance with their terms. To the extent any Pledged Equity Interests are uncertificated, the Obligated Parties have taken all actions necessary to establish Lender’s Control over such Pledged Equity Interests.

(j)    The foregoing representations and warranties will be true and correct in all respects with respect to any additional Collateral or additional specific descriptions of certain Collateral delivered to Lender in the future by any Obligated Party. The failure of any of these representations or warranties or any description of Collateral therein to be accurate or complete shall not impair the security interest in any such Collateral.

ARTICLE 7

AFFIRMATIVE COVENANTS

Each Obligated Party covenants and agrees that until the Obligations have been Paid in Full:

7.1         Reporting Requirements

. Borrower will furnish to Lender:

(a)    Annual Financial Statements. As soon as available, and in any event within one hundred and twenty (120) days after the last day of each fiscal year of Borrower, beginning with the fiscal year ending November 30, 2025, audited by a certified public accountant reasonably acceptable to Lender, the annual consolidated Financial Statements of Borrower as of, and for the fiscal year ended on, such last day, together with (if the Financial Statements are audited) the unqualified opinion of such certified public accountant that such Financial Statements present fairly, in all material respects, the financial position of Borrower and its consolidated subsidiaries as of the last day of such fiscal year and the results of operations and the cash flow of Borrower and its Subsidiaries for the fiscal year then ended in conformity with GAAP, or other method of accounting acceptable to Lender and with no exceptions, inconsistencies, material qualifications, limitations on scope, or uncertainties described or disclosed therein, provided that Borrower’s delivery to Lender of the applicable Annual Report on Form 10-K filed with the SEC shall be sufficient to satisfy the requirements of this subsection (a);

(b)    Quarterly Financial Statements. As soon as available, and in any event within forty-five (45) days after the last day of each fiscal quarter of each fiscal year of Borrower, beginning with the fiscal quarter ending February 28, 2026, a copy of unaudited Financial Statements of Borrower;

(c)    Compliance Certificate. Concurrently with the delivery of each of the Financial Statements referred to in Sections 7.1.(a) and 7.1.(b), (1) a Compliance Certificate (i) stating that to the best of such officer’s knowledge, no Default has occurred and is continuing, or if a Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto and (ii) showing in reasonable detail the calculations demonstrating compliance with the covenants set forth in Article 9 of this Agreement and (2) a report describing in reasonable detail each outstanding Secured Hedge Agreement and the approximate amount of Hedge Obligations (and Hedge Termination Value) of Borrower or the applicable Obligated Party thereunder as of the date of such report;

(d)    Notice of Litigation. Promptly (but in no event later than five (5) Business Days) after the commencement or occurrence thereof, notice of (i) all actions, suits, and proceedings before any Governmental Authority or arbitrator affecting any Obligated Party or any of its Subsidiaries or assets which, if determined adversely to such Obligated Party or such Subsidiary, could reasonably be expected to (A) result in liabilities of such Obligated Party or such Subsidiary in excess of $1,000,000 or (B) result in a Material Adverse Event, or (ii) any material adverse change in the status of any such action, suit or proceeding;

(e)    Notice of Default. As soon as possible and in any event within five (5) Business Days after the occurrence of any Default, a written notice setting forth the details of such Default and the action that Borrower has taken and proposes to take with respect thereto;

(f)    ERISA Matters. As soon as possible and in any event within five (5) Business Days after any Obligated Party or an ERISA Affiliate of an Obligated Party first adopts, sponsors or contributes to any Plan, written notice thereof;

(g)    Updates to Security Document Schedules. Concurrently with the delivery of each Compliance Certificate delivered in connection with the Financial Statements pursuant to Section 7.1(a) and (b), updates to all schedules to this Agreement and the Security Documents to the extent that information contained in such schedules has become inaccurate or incomplete since the initial delivery or the most recent update thereof;

(h)    Tax Returns. Within thirty (30) days after each filing thereof by each Obligated Party with any Governmental Authority, if requested by Lender, complete copies of any U.S. federal income tax returns so filed, together with any other materials requested by Lender in connection with such Obligated Party’s tax obligations;

(i)    Insurance. Within ten (10) Business Days after any material change in insurance coverage by Borrower or any other Obligated Party from that previously disclosed to Lender, a report describing such change, and, within thirty (30) days after each request by Lender, certificates of insurance from the insurance companies insuring Borrower and the other Obligated Parties, describing such insurance coverage;

(j)    Notice of Material Adverse Event. As soon as possible and in any event within five (5) Business Days after the occurrence thereof, written notice of any event or circumstance that could result in a Material Adverse Event;

(k)    Material Agreements. Promptly, and in any event within five (5) Business Days after (i)(A) any Material Agreement of any Obligated Party or any of its Subsidiaries is terminated or amended in a manner that is materially adverse to such Obligated Party or such Subsidiary, as the case may be, or (B) any new Material Agreement is entered into, or (ii) any officer of any Obligated Party or any of its Subsidiaries obtaining knowledge (1) of any condition or event that constitutes a default or an event of default under any Material Agreement or Material Debt, (2) that any event, circumstance, or condition exists or has occurred that gives any counterparty to such Material Agreement a termination or assignment right thereunder, or (3) that notice has been given to any Obligated Party or any of its Subsidiaries asserting that any such condition or event has occurred, a certificate of a Responsible Officer of the applicable Obligated Party specifying the nature and period of existence of such condition or event and, in the case of clause (i), including copies of such material amendments or new contracts, delivered to Lender (provided, however, that Borrower may provide redacted copies to the extent disclosure of the full agreement is subject to confidentiality restrictions not reasonably waived) and, in the case of clause (ii), as applicable, explaining the nature of such claimed default or event of default, and including an explanation of any actions being taken or proposed to be taken by such Obligated Party with respect thereto;

(l)    Notice of Casualty Events. Prompt written notice, and in any event within five (5) Business Days, of the occurrence of any Casualty Event or the commencement of any action or proceeding that could reasonably be expected to result in a Casualty Event, in each case with respect to Property of any Obligated Party having an aggregate fair market value in excess of $1,000,000;

(m)    Notice of Certain Changes. Promptly, (i) notice of any material change in the business conducted by any Obligated Party or any of its Subsidiaries, (ii) copies of any amendment, restatement, supplement or other modification to any of the Constituent Documents of any Obligated Party or any of its Subsidiaries and (iii) any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in such certification;

(n)    Annual Budget. As soon as available, and in any event prior to the earlier of (i) the filing of an annual report for any fiscal year of Borrower on Form 10-K with the SEC and (ii) one hundred and twenty (120) days after the last day of each fiscal year of Borrower, beginning with the fiscal year ending November 30, 2025, projections for Borrower and its Subsidiaries for the following fiscal year, prepared in good faith based on assumptions believed by management to be reasonable at the time, such projections to be prepared in accordance with GAAP and to include, on a quarterly basis, an operating and capital budget and a projected income statement, statement of cash flows and balance sheet; provided that such projections are forward-looking and subject to uncertainties and shall not constitute a guarantee of future performance; and

(o)    General Information. Promptly, certification or such other information concerning Borrower, any of its Subsidiaries, or any other Obligated Party as Lender may from time to time reasonably request including, but not limited to, certification regarding or information about the ownership and management of such entities.

All representations and warranties set forth in the Loan Documents with respect to any financial information concerning Borrower or any Guarantor shall apply to all financial information delivered to Lender by Borrower, such Guarantor, or any Person purporting to be an Responsible Officer or other representative of Borrower or such Guarantor, pursuant to this Agreement, regardless of the method of transmission to Lender or whether or not signed by Borrower, such Guarantor, or such Responsible Officer or other representative, as applicable.

7.2         Maintenance of Existence; Conduct of Business

. Each Obligated Party shall, and shall cause each of its Subsidiaries to, preserve and maintain its existence and all of its leases, privileges, licenses, permits, franchises, qualifications, and rights that are necessary or desirable in the ordinary conduct of its business. Each Obligated Party shall, and shall cause each of its Subsidiaries to, conduct its business in an orderly and efficient manner in accordance with good business practices.

7.3         Maintenance of Properties

. Each Obligated Party shall, and shall cause each of its Subsidiaries to, maintain, keep, and preserve all of its Properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition.

7.4         Taxes and Claims

. Each Obligated Party shall, and shall cause each of its Subsidiaries to, pay or discharge at or before maturity or before becoming delinquent (a) all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its Property, and (b) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its Property; provided, however, that neither any Obligated Party nor any of its Subsidiaries shall be required to pay or discharge any tax, levy, assessment, or governmental charge which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves in accordance with GAAP have been established.

7.5         Insurance

.

(a)    Each Obligated Party shall, and shall cause each of its Subsidiaries to, maintain insurance with financially sound and reputable insurance companies in such amounts and covering such risks as is usually carried by corporations engaged in similar businesses and owning similar Properties in the same general areas in which such Obligated Party and its Subsidiaries operate, provided that in any event each Obligated Party will maintain and cause each of its Subsidiaries to maintain workmen’s compensation insurance, property insurance, comprehensive general liability insurance, and products liability insurance reasonably satisfactory to Lender. Each property insurance policy covering Collateral shall name Lender as lender’s loss payable and each insurance policy covering liabilities shall name Lender as additional insured, and each such insurance policy shall provide that such policy will not be cancelled or reduced without thirty (30) days prior written notice to Lender.

(b)    All proceeds of insurance shall be paid over to Lender for application to the Obligations, unless Lender otherwise agrees in writing in its sole discretion. If Lender agrees in writing, in its sole discretion, then Borrower or the applicable Obligated Party may apply the net proceeds of a casualty or condemnation (each a “Loss”) to the repair, restoration, or replacement of the assets suffering such Loss, so long as (i) such repair, restoration, or replacement, exercising reasonable diligence, is completed within one hundred eighty (180) days after the date of such Loss (or such longer period of time agreed to in writing by Lender, such agreement not to be unreasonably withheld or delayed), (ii) while such repair, restoration, or replacement is underway, all of such net proceeds are on deposit with Lender in a separate deposit account over which Lender has exclusive Control, and (iii) such Loss did not cause an Event of Default. If an Event of Default occurs pursuant to which Lender exercises its rights to accelerate the Obligations as provided in Section 10.2 or such repair, restoration, or replacement is not completed within one hundred eighty (180) days of the date of such Loss (or such longer period of time agreed to in writing by Lender), then Lender may immediately and without notice to any Person apply all of such net proceeds to the Obligations, regardless of any other prior agreement regarding the disposition of such net proceeds.

7.6         Inspection Rights

. At any reasonable time and from time to time, each Obligated Party shall, and shall cause each of its Subsidiaries to, (a) permit representatives and independent contractors of Lender to examine, inspect, review, evaluate and make physical verifications and appraisals of the Collateral and other assets of the Obligated Parties in a commercially reasonable manner and through any medium that Lender considers advisable, (b) to examine, copy, and make extracts from its books and records, (c) to visit and inspect its Properties and conduct field examinations, and (d) to discuss its business, operations, and financial condition with its directors, officers, employees, and independent certified public accountants. All such inspections shall be conducted during normal business hours and in a manner reasonably designed to minimize disruption, and Borrower shall pay the reasonable, documented out-of-pocket costs of one (1) such inspection per year provided that when an Event of Default exists Lender (or any of its respective representatives or independent contractors) may do any of the foregoing under this Section at the sole cost and expense of Borrower and at any time during normal business hours and without advance notice.

7.7         Keeping Books and Records

. Each Obligated Party shall, and shall cause each of its Subsidiaries to, maintain proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.

7.8         Compliance with Laws

. Each Obligated Party shall, and shall cause each of its Subsidiaries to, comply in all material respects with all applicable Laws. Without limiting the generality of the foregoing, each Obligated Party shall, and shall cause each of its Subsidiaries to, conduct its businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other Anti-Corruption Laws, and maintain policies and procedures designed to promote and achieve compliance with such Laws.

7.9         Compliance with Agreements

. Each Obligated Party shall, and shall cause each of its Subsidiaries to, comply with all material agreements, contracts, and instruments binding on it or affecting its Properties or business, except where any failure to comply could not reasonably be expected to result in a Material Adverse Event.

7.10       Further Assurances

. Each Obligated Party shall, and shall cause each of its Subsidiaries and each other Obligated Party to, execute and deliver such further agreements and instruments and take such further action as may be reasonably requested by Lender to carry out the provisions and purposes of this Agreement and the other Loan Documents and to create, preserve, and perfect the Liens of Lender in the Collateral.

7.11       ERISA

. Each Obligated Party shall, and shall cause each of its Subsidiaries and ERISA Affiliates to, comply with all minimum funding requirements, and all other material requirements, of ERISA, if applicable, so as not to give rise to any liability or liens thereunder.

7.12       Depository Relationship

. To induce Lender to establish the interest rates provided for in the Notes and to extend credit to Borrower hereunder, each Obligated Party shall, and shall cause each of its domestic Subsidiaries to, commencing not later than ninety (90) days following the Closing Date and at all times thereafter, use Lender as its principal depository bank and each Obligated Party shall, and shall cause each of its domestic Subsidiaries to, maintain Lender as its principal depository bank, including for the maintenance of business, cash management, operating and administrative deposit accounts (other than Excluded Accounts). Additionally, the Lender shall be the principal provider of Bank Products to Borrower and its domestic Subsidiaries.

7.13        Additional Guarantors

. Borrower shall notify Lender at the time that any Person becomes a Subsidiary of an Obligated Party, and, in the case of (x) any domestic Subsidiary or (y), any foreign Subsidiary with EBITDA or assets that compromise more than five percent (5%) of the total EBITDA or assets, as applicable, of Borrower and its Subsidiaries as a whole, promptly thereafter (and any event within ten (10) days) cause such Person to (a) become a Guarantor by executing and delivering to Lender a Guaranty, (b) execute and deliver all Security Documents requested by Lender pledging to Lender for the benefit of the Secured Parties all of its Property constituting Collateral (subject to such exceptions as Lender may permit in its sole discretion) and take all actions required by Lender to grant to Lender for the benefit of the Secured Parties a perfected first priority security interest in such Property, including the filing of Uniform Commercial Code financing statements (or similar financing statements) in such jurisdictions as may be requested by Lender and the execution and delivery of account control agreements to the extent required under the Security Documents, (c) deliver all documentation and other information regarding such newly formed or acquired Subsidiary as may be required to comply with the applicable “know your customer” rules and regulations, including the Patriot Act and (d) deliver to Lender such other documents and instruments as Lender may require, including appropriate favorable opinions of counsel to such Person in form, content and scope reasonably satisfactory to Lender.

7.14       Keepwell

. Borrower hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Obligated Party with respect to such Hedge Obligations as may be needed by such Specified Obligated Party from time to time to honor all of its obligations under its Guaranty and the other Loan Documents in respect of such Hedge Obligations and to cause such Specified Obligated Party to be an Eligible Contract Participant with respect to all Hedge Obligations (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering Borrower’s obligations and undertakings under this Section 7.14 voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of Borrower under this Section 7.14 shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Borrower intends this Section 7.14 to constitute, and this Section 7.14 shall be deemed to constitute, a Guarantee of the obligations of, and a “keepwell, support, or other agreement” (as defined in the Commodity Exchange Act) for the benefit of, each Specified Obligated Party for all purposes of the Commodity Exchange Act.

7.15       Covenants Relating to Collateral

(a)    General:

(i)    Records and Reports. The Obligated Parties shall maintain complete and accurate books and records with respect to the Collateral, and furnish to Lender such reports relating to the Collateral as Lender shall from time to time reasonably request. Each Obligated Party shall mark its books and records to reflect the security interest of Lender under this Agreement and the Obligated Parties shall promptly update any Schedules if any information therein shall become inaccurate or incomplete. The failure of property descriptions to be accurate or complete on any Schedule shall not impair Lender’s security interest in such property.

(ii)    Financing Statements; Defense of Title. The Obligated Parties will deliver to Lender all financing statements and execute and deliver control agreements and other Documents and take such other actions as may from time to time as may be reasonably requested by Lender in order to maintain a first priority perfected security interest in, and where applicable, Control of, the Collateral. The Obligated Parties shall take any and all actions necessary to defend title to the Collateral against all persons and to defend the security interest of Lender in the Collateral and the priority thereof against any Lien not expressly permitted hereunder.

(iii)    Change in Location, Jurisdiction of Organization or Name. No Obligated Party shall (A) have any of its Inventory, Equipment, Fixtures or Proceeds or products thereof at a location other than a location specified on Schedule 7.15(a) (excluding Inventory or Equipment in transit or located at customer sites in the ordinary course of business), (B) maintain a place of business at a location other than a location specified on Schedule 7.15(a), (C) change its name or taxpayer identification number, (D) change its mailing address, or (E) change its jurisdiction of organization, unless Borrower shall have given Lender not less than thirty (30) days’ prior written notice thereof, and Lender shall have determined that such change shall not adversely affect the validity, perfection or priority of Lender’s security interest in the Collateral. Prior to making any of the foregoing changes, the applicable Obligated Party shall execute and deliver all such additional Documents and perform all additional acts as Lender, in its reasonable discretion, may request in order to continue or maintain the existence and priority of its security interest in all of the Collateral.

(b)    Accounts.

(i)    Collection of Accounts. Except as otherwise provided in this Agreement, each Obligated Party shall collect and enforce, at Borrower’s sole cost and expense, all amounts due or hereafter due to such Obligated Party under any of its Accounts. No Obligated Party shall make or agree to make any discount, credit, rebate or other reduction in the original amount owing to it on an Account or accept in satisfaction of an Account less than the original amount thereof, except that, prior to the occurrence of an Event of Default, an Obligated Party may reduce the amount of Accounts arising from the sale of its Inventory or the performance of services in accordance with its present policies and in the ordinary course of business.

(ii)    Verification of Accounts. Lender shall have the right, and so long as no Event of Default exists and is continuing, upon reasonable notice and at reasonable times hereafter, in its name or in the name of a nominee of Lender, to verify the validity, amount or any other matter relating to any of the Obligated Parties’ Accounts, by mail, telephone, electronic mail or otherwise. The Obligated Parties shall deliver to Lender immediately upon its request on or after the occurrence of an Event of Default duplicate invoices with respect to each of the Obligated Parties’ Accounts bearing such language of assignment as Lender shall specify.

(iii)    Notice to Account Debtor. Lender may, in its sole discretion, at any time or times prior to or following the occurrence of an Event of Default, and without prior notice to any Obligated Party (A) notify any or all account debtors that such Obligated Party’s Accounts have been assigned to Lender and that Lender has a security interest therein, and/or (B) direct any or all account debtors to make all payments upon any Account directly to Lender. Prior to the occurrence of an Event of Default, Lender shall not exercise the rights set forth in this subsection (iii) except to the extent reasonably necessary to preserve or protect its Lien in the Accounts.

(c)    Inventory and Equipment.

(i)    Maintenance of Goods. Borrower shall do all things necessary to maintain, preserve, protect and keep its Inventory and Equipment in good repair and working and saleable condition.

(ii)    Safekeeping Covenants. Lender shall not be responsible for: (A) the safekeeping of Borrower’s Inventory or Equipment; (B) any loss or damage thereto or destruction thereof occurring or arising in any manner or fashion from any cause; (C) any diminution in the value of its Inventory or Equipment; or (D) any act or default of any carrier, warehouseman, bailee or forwarding agency or any other Person in any way dealing with or handling its Inventory or Equipment. All risk of loss, damage, distribution or diminution in value of the Inventory and Equipment shall be borne by Borrower.

(iii)    Records and Schedules. Borrower shall keep correct and accurate daily records on a basis reasonably acceptable to Lender, itemizing and describing the kind, type, quality and quantity of its Inventory and Equipment and other information reasonably requested by Lender. A physical count of Borrower’s Inventory shall be conducted no less often than annually and a report based on such count of Inventory, if requested by Lender, shall be provided to Lender within five (5) Business Days thereof, together with such supporting information, as Lender shall request.

(iv)    Certificates of Title. With respect to any item of Borrower’s Equipment which is covered by a certificate of title and indication of a security interest on such certificate is required as a condition of perfection, upon the request of Lender, Borrower shall cause Lender’s security interest to be properly indicated thereon.

(d)    Possession of Instruments, Chattel Paper and Investment Property. Each Obligated Party shall deliver to Lender the originals (now and hereafter received by any Obligated Party) of all Chattel Paper, certificated Investment Property and Instruments of such Obligated Party, endorsed or assigned, if required by Lender, in favor of Lender, and, if required by Lender, shall mark such with a legend indicating that it is subject to the security interest granted hereunder.

(e)    Investment Property.

(i)    If any Collateral is uncertified Investment Property or held by a securities intermediary, each applicable Obligated Party shall take any actions necessary to cause (x) the issuers of uncertificated securities which is Collateral, and (y) any financial intermediary which is the holder of any Investment Property, to cause Lender to have Control over such Collateral, as contemplated by the UCC, through a control agreement or similar arrangement which is satisfactory to Lender.

(ii)    Each Obligated Party shall permit any Collateral which is registerable to be registered in Lender’s, or its nominee’s, name.

(iii)    Without the prior written consent of Lender, no Obligated Party shall vote to enable nor take any other action to: (a) amend or terminate any Constituent Document in any way that materially changes the rights of such Obligated Party with respect to any Investment Property or adversely affects the validity, perfection or priority of Lender’s security interest; (b) permit any issuer of any Pledged Equity Interest to issue any additional Equity Interests except as permitted hereunder or, dispose of all or a material portion of its assets or divide, merge or consolidate with any other Person; (c) waive any default under or breach of any terms of Constituent Document relating to the issuer of any Pledged Equity Interest; or (d) cause any issuer (other than a corporation) of any Pledged Equity Interests which are not securities for purposes of the UCC on the date hereof to elect or otherwise take any action to cause such Pledged Equity Interests to be treated as securities for purposes of the UCC; provided, however, notwithstanding the foregoing, if any issuer of any Pledged Equity Interests takes any such action in violation of the foregoing in this clause (e), each Obligated Party shall promptly notify Lender in writing of any such election or action and, in such event, shall take all steps necessary or advisable to establish Lender’s Control thereof.

(iv)    Each Obligated Party shall comply with all of its obligations under any Constituent Document relating to Pledged Equity Interests and shall enforce in all material respects its rights with respect to any Investment Property.

(v)    To the extent the consent of any Obligated Party, whether in its capacity as a partner, member, general partner, managing member, shareholder, issuer, or otherwise, is required for the transfer, conveyance, or encumbrance of all or any portion of the Pledged Equity Interests in any partnership or limited liability company, each Obligated Party hereby irrevocably (a) consents to the grant of the security interests herein, (b) consents to the transfer or conveyance of the Pledged Equity Interests pursuant to Lender’s exercise of its rights and remedies following the occurrence and during the continuance of an Event of Default under this Agreement or any of the other Loan Documents, at law or in equity, (c) consents to the admission of Lender, its nominees, or any other transferee of any Pledged Equity Interest as a partner (including as the general partner) or member (including as the managing member) of such partnership or limited liability company, and (d) agrees that all terms and conditions in the constituent documents applicable to the pledge of any Pledged Equity Interest, the enforcement thereof, the transfer of any Pledged Equity Interest or the admission of Lender, its nominees, or any other transferee of any Pledged Equity Interest as a partner (including as the general partner) or member (including as the managing member) of such partnership or limited liability company have been satisfied or waived. Lender hereby irrevocably agrees not to vote to amend the applicable constituent documents to provide that its equity interests are securities governed by Article 8 of the UCC, and hereby agrees and acknowledges that any such vote shall be invalid and any such amendment shall be void ab initio.

(vi)    Prior to the occurrence of an Event of Default, each Obligated Party is entitled to exercise all voting rights pertaining to any Investment Property; provided, however, that no vote shall be cast or consent, waiver, or ratification given or action taken without the prior written consent of Lender which would (i) be inconsistent with or violate any provision of this Agreement or any other Loan Document, (ii) amend, modify, or waive any term, provision or condition of the certificate of incorporation, bylaws, certificate of formation, or other charter document, or other agreement relating to, evidencing, providing for the issuance of, or securing any Collateral, or (iii) result in a dilution of such Obligated Party’s ownership interest outside the ordinary course of business; and provided further that such Obligated Party shall give Lender at least five (5) Business Days’ prior written notice for any action outside the ordinary course of business in the form of an officers’ certificate of the manner in which it intends to exercise, or the reasons for refraining from exercising, any voting or other consensual rights pertaining to the Collateral or any part thereof which might have a material adverse effect on the value of the Collateral or any part thereof.

(vii)    On or after the occurrence of an Event of Default, with regard to Investment Property which constitute Collateral, (i) each Obligated Party shall provide to Lender all cash and stock dividends which are distributed by the issuer and (ii) if Lender elects to exercise such right, the right to vote with respect to any Investment Property shall be vested exclusively in Lender (or its nominee). To this end, each Obligated Party hereby irrevocably constitutes and appoints Lender the proxy and attorney in fact of such Obligated Party with full power of substitution, to vote, and to act with respect to, any and all Collateral that is Investment Property standing in the name of such Obligated Party or with respect to which such Obligated Party is entitled to vote and act, subject to the understanding that such proxy may not be exercised unless an Event of Default has occurred. The proxy herein granted is coupled with an interest, is irrevocable, and shall continue until the termination of this Agreement.

(f)    Deposit Accounts, Commodity Accounts and Securities Accounts. With respect to any Obligated Party’s Deposit Accounts, commodity accounts or securities accounts (other than Excluded Accounts), each Obligated Party shall (a) notify each institution with whom it maintains such accounts of Lender’s Lien and (b) cause each such institution to acknowledge such Lien and execute a control account agreement or similar arrangement in a form reasonably acceptable to Lender. Without Lender’s consent, no Obligated Party shall establish any additional accounts (other than Excluded Accounts, so long as Borrower provides prompt notice to Lender following establishment of any such Excluded Account), unless such accounts are subject to Lender’s exclusive Control.

(g)    Intellectual Property. Each Obligated Party shall prosecute diligently all applications in respect of Intellectual Property, now or hereafter pending. Except to the extent not required in such Obligated Party’s reasonable business judgment, each Obligated Party shall (i) make federal applications on all of its unpatented but patentable inventions and all of its registrable but unregistered copyrights and trademarks, (ii) preserve and maintain all of its material rights in its Intellectual Property and protect it from infringement, unfair competition, cancellation, or dilution by all appropriate action and (iii) maintain the quality of any and all products and services with respect to which its Intellectual Property is used. No Obligated Party shall (i) abandon any of the Intellectual Property necessary to the conduct of its business, (ii) sell or assign any of its interest in any of its Intellectual Property other than in the ordinary course of business for full and fair consideration without the prior written consent of Lender, or (iii) grant any license or sublicense with respect to any of its material Intellectual Property.

7.16       Use and Operation of Collateral

. Should any Collateral come into the possession of Lender following the occurrence and during the continuance of an Event of Default, or pursuant to a court order, Lender may use or operate such Collateral for the purpose of preserving it or its value, pursuant to the order of a court of appropriate jurisdiction or in accordance with any other rights held by Lender in respect of such Collateral. Each Obligated Party covenants to promptly reimburse and pay to Lender, at Lender’s request, the amount of all reasonable and documented expenses (including the cost of any insurance and payment of taxes or other charges) incurred by Lender in connection with its custody and preservation of the Collateral, and all such expenses, costs, taxes, and other charges shall bear interest at the Default Interest Rate (only if an Event of Default has occurred and is continuing) until repaid and, together with such interest, shall be payable by Borrower to Lender upon demand and shall become part of the Obligations. However, the risk of accidental loss or damage to, or diminution in value of, the Collateral is on Borrower, and Lender shall have no liability whatever except for losses resulting from Lender’s gross negligence or willful misconduct for failure to obtain or maintain insurance, nor to determine whether any insurance ever in force is adequate as to amount or as to the risks insured. With respect to the Collateral that is in the possession of Lender, Lender shall have no duty to fix or preserve rights against prior parties to such Collateral and shall never be liable for any failure to use diligence to collect any amount payable in respect of such Collateral, but shall be liable only to account to Lender for what it may actually collect or receive thereon. The provisions of this subparagraph are applicable whether or not an Event of Default has occurred.

7.17       Post-Closing Covenant

. The Obligated Parties shall execute and deliver the documents and take each action set forth on Schedule 7.17, in each case within the applicable corresponding time limits specified on such schedule.

ARTICLE 8

NEGATIVE COVENANTS

Each Obligated Party covenants and agrees that until the Obligations have been Paid in Full, without the prior written consent of the Lender (which may granted or withheld in the Lender’s sole and absolute discretion for any reason or for no reason):

8.1         Debt

. No Obligated Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, incur, create, assume, or permit to exist any Debt, except

(a)    the Obligations,

(b)    Hedge Obligations permitted by Section 8.16,

(c)    purchase money Debt and Finance Lease Obligations not to exceed $5,000,000 in the aggregate at any time outstanding,

(d)    Subordinated Debt; provided that at the time of incurring such Subordinated Debt, the Leverage Ratio, on a pro forma basis after giving effect to such Subordinated Debt as of the most recently ended Test Period, is not greater than 2.00 to 1.00;

(e)    other Debt not to exceed $500,000 in the aggregate at any time outstanding; and

(f)    unsecured performance bonds, surety bonds, bid bonds, and similar instruments (including letters of credit related thereto), in each case not constituting an obligation for borrowed money and issued in the ordinary course of business, not to exceed $2,000,000 in the aggregate at any time outstanding.

8.2         Limitation on Liens

. No Obligated Party shall, nor shall it permit any of its Subsidiaries or ERISA Affiliates to, incur, create, assume, or permit to exist any Lien upon any of its Property, assets, or revenues, whether now owned or hereafter acquired, except:

(a)          Liens created pursuant to any Loan Document in favor of the Secured Parties to secure the Obligations;

(b)          purchase money Liens on specific Property to secure Debt used to acquire such Property and Liens securing Finance Lease Obligations with respect to specific leased Property to the extent such obligations are permitted under Section 8.1(c);

(c)         encumbrances consisting of minor easements, zoning restrictions, or other restrictions on the use of real Property that do not (individually or in the aggregate) materially affect the value of the assets encumbered thereby or materially impair the ability of any Obligated Party or its Subsidiaries to use or operate such assets in their respective businesses, and none of which is violated in any material respect by existing or proposed structures or land use or operation;

(d)         Liens for taxes, assessments, or other governmental charges which are not delinquent or which are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves in accordance with GAAP have been established and for which such contest operates to suspend the enforcement of any foreclosure or levy on any Property of any Obligated Party or any of its Subsidiaries; and

(e)         Liens of mechanics, materialmen, warehousemen, carriers, or other similar statutory Liens securing obligations incurred in the ordinary course of business that are not yet due or which are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves in accordance with GAAP have been established and for which such contest operates to suspend the enforcement of any foreclosure or levy on any Property of any Obligated Party or any of its Subsidiaries.

8.3         Mergers, Etc.

No Obligated Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, divide, become a party to a merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets of any Person or any shares or other evidence of beneficial ownership of any Person, or wind‑up, dissolve, or liquidate, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (a) any Subsidiary may merge or consolidate with (i) Borrower so long as Borrower is the surviving entity, or (ii) another Subsidiary so long as if a Subsidiary that is a Guarantor is involved in such merger or consolidation, such Guarantor is the surviving entity, (b) any Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to Borrower or to another Subsidiary that is a wholly-owned Subsidiary; provided that if the transferor in such transaction is an Obligated Party, then the transferee must be an Obligated Party, (c) an Obligated Party may form or acquire a Subsidiary to the extent permitted under Sections 8.5 and 8.15, and (d) (i) solely in connection with a Permitted Acquisition, any Person may merge or consolidate with or into any Obligated Party provided such Obligated Party shall be the surviving entity and (ii) any Obligated Party may acquire all or substantially all of the assets of any Person or all of the Equity Interests of any Person pursuant to a Permitted Acquisition.

8.4         Restricted Payments

. No Obligated Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, declare or make any Restricted Payment, or incur any obligation (contingent or otherwise) to make any Restricted Payment, except (a) to or in favor of Borrower; (b) annually, but only so long as Borrower is treated as a partnership, disregarded entity or other pass-through entity for federal income tax purposes, Borrower may make Permitted Tax Distributions, provided that no Default exists or will exist after giving effect to the payment thereof; and (c) repurchases of Equity Interests of Borrower, so long as after giving effect to any such repurchase, (i) no Default has occurred and is continuing and (ii) the Leverage Ratio, on a pro forma basis after giving effect to such repurchase as of the most recently ended Test Period, is not greater than 1.00 to 1.00.

8.5         Loans and Investments

. No Obligated Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make, hold or maintain, any advance, loan, extension of credit, or capital contribution to or investment in, Guarantee any obligations of, or purchase any stock, bonds, notes, debentures, or other securities of, any Person, or consummate any Acquisition, except

(a)    Permitted Acquisitions;

(b)    investments consisting of Hedge Agreements permitted under Section 8.16;

(c)    readily marketable direct obligations of the United States of America or any agency thereof with maturities of one (1) year or less from the date of acquisition;

(d)    fully insured certificates of deposit with maturities of one (1) year or less from the date of acquisition issued by either (i) any commercial bank operating in the United States of America having capital and surplus in excess of $50,000,000.00 or (ii) Lender;

(e)    commercial paper of a domestic issuer if at the time of purchase such paper is rated BBB- by S&P or Baa3 by Moody’s or higher;

(f)    investments (other than Acquisitions) in Subsidiaries that are, or substantially contemporaneously with the making of such investment will become, Guarantors;

(g)    (i) investments (other than Acquisitions), loans or advances made by any Obligated Party or any Subsidiary of any Obligated Party to any Obligated Party or substantially contemporaneously with the making of such investment will become an Obligated Party in compliance with Section 7.13, (ii) investments (other than Acquisitions), loans or advance by any Obligated Party to any Subsidiary that is a non-Obligated Party so long as the aggregate amount of such investments, loans or advances outstanding at any time shall not exceed $1,000,000 or (iii) investments (other than Acquisitions), loans or advances made by any Subsidiary that is a non-Obligated Party to any other Subsidiary that is a non-Obligated Party;

(h)    existing investments described on Schedule 8.5; and

(i)    other investments (excluding (i) Guarantees of Debt or other obligations and (ii) Acquisitions) made in cash in an amount not to exceed $1,500,000 in the aggregate at any time outstanding.

8.6         Limitation on Issuance of Equity

. No Obligated Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, issue, sell, assign, or otherwise dispose of any of its Equity Interests, other than (a) to Borrower or another Obligated Party, (b) in connection with a Permitted Acquisition, (c) to the extent otherwise constituting a Restricted Payment permitted under Section 8.4(a), (d) issuances by Borrower of Equity Interests to the extent not constituting a Change of Control, including public offerings, private placements, at-the-market offerings, issuances pursuant to shelf registrations and issuances under employee equity or incentive plans, provided that the applicable Obligated Party shall provide notice to Lender within five (5) Business Days thereof; or (e) any Disqualified Equity Interests, in each case, other than to an Obligated Party.

8.7          Transactions With Affiliates

. No Obligated Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into any transaction, including the purchase, sale, or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate of Borrower or such Subsidiary, except (a) in the ordinary course of and pursuant to the reasonable requirements of Borrower’s or such Subsidiary’s business, pursuant to a transaction which is otherwise expressly permitted under this Agreement, and upon fair and reasonable terms no less favorable to Borrower or such Subsidiary than would be obtained in a comparable arm’s‑length transaction with a Person not an Affiliate of Borrower or such Subsidiary, including compensation arrangements, equity incentive plans, employment and severance agreements, director compensation, indemnification obligations and insurance arrangements approved by the Board of Directors, (b) transactions solely among Obligated Parties and (c) Restricted Payments permitted under Section 8.4.

8.8         Disposition of Assets

1.1.1    . No Obligated Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, sell, lease, assign, transfer, or otherwise dispose of any of its assets, including any deemed transfer as a result of a division of an Obligated Party, except (a) dispositions of inventory in the ordinary course of business, (b) dispositions, for fair value, of worn‑out and obsolete equipment not necessary or useful to the conduct of business, (c) dispositions from any Obligated Party or any of its Subsidiaries to any other Obligated Party, (d) dispositions of cash and cash equivalents in connection with any transaction not prohibited under this Agreement, (e) the write-off, discount, sale or other disposition of defaulted or past-due receivables and similar obligations in the ordinary course of business and not undertaken as part of an accounts receivable financing transaction, and (f) other dispositions (other than with respect to any Accounts) not otherwise permitted under this Section 8.8; provided that, in the case of this clause (f), (i) no Default shall have occurred and be continuing or would result therefrom, both before and after giving effect thereto, (ii) one hundred percent (100%) of the consideration received in respect to any such disposition shall be cash, (iii) the consideration received shall be equal to or greater than the fair market value thereof (as reasonably determined by a Responsible Officer of Borrower and if requested by Lender, Borrower shall deliver a certificate of a Responsible Officer of Borrower certifying to that effect); and (iv) the aggregate fair market value (as reasonably determined by Borrower in good faith) of all Property disposed of pursuant to this clause (f) in any fiscal year of Borrower shall not exceed $1,000,000; provided, further, that in the case of any disposition permitted under clauses (b) or (f) of this Section 8.8, Borrower shall use the net proceeds of such disposition to make the mandatory prepayment of Loans to the extent required pursuant to Section 3.2(c).

Notwithstanding anything to the contrary herein, in no event shall any Obligated Party sell, transfer, assign, distribute, contribute or otherwise dispose of any material Intellectual Property to any Person that is not an Obligated Party other than to the extent constituting non-exclusive outbound licenses of Intellectual Property granted by the Obligated Parties in the ordinary course of business and not interfering in any respect with the ordinary conduct of or materially detracting from the value of the business of the Obligated Parties and their Subsidiaries.

8.9         Sale and Leaseback

. No Obligated Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into any arrangement with any Person pursuant to which it leases from such Person real or personal Property that has been or is to be sold or transferred, directly or indirectly, by it to such Person.

8.10       Prepayment of Debt

. No Obligated Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make any optional or voluntary payment, prepayment, repurchase or redemption of any Debt for borrowed money, except for (i) the Obligations, and (ii) Subordinated Debt and other Debt, so long as after giving effect to any such payment, (i) no Default has occurred and is continuing and (ii) the Leverage Ratio, on a pro forma basis after giving effect to such repurchase as of the most recently ended Test Period, is not greater than 1.00 to 1.00.

8.11       Nature of Business

. No Obligated Party shall, nor shall it permit any of its Subsidiaries to, engage in any business other than the businesses in which they are engaged as of the date hereof and other businesses that are reasonably related, incidental or complementary thereto, including any business permitted in connection with a Permitted Acquisition. No Obligated Party shall, nor shall it permit any of its Subsidiaries to, make any material change in its credit collection policies if such change would materially impair the collectability of any Account, nor will it rescind, cancel or modify any Account except in the ordinary course of business.

8.12       Environmental Protection

. Except as could not otherwise be expected to result in a Material Adverse Event, no Obligated Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly (a) use (or permit any tenant to use) any of their respective Properties or assets for the handling, processing, storage, transportation, or disposal of any Hazardous Material, (b) generate any Hazardous Material, (c) conduct any activity that is likely to cause a Release or threatened Release of any Hazardous Material, or (d) otherwise conduct any activity or use any of their respective Properties or assets in any manner that is likely to violate any Environmental Law or create any Environmental Liabilities for which Borrower or any of its Subsidiaries would be responsible.

8.13        Accounting

. No Obligated Party shall, nor shall it permit any of its Subsidiaries to, change its fiscal year or make any change (a) in accounting treatment or reporting practices, except as required by GAAP and disclosed to Lender, or (b) in tax reporting treatment, except as required by Law and disclosed to Lender.

8.14       No Negative Pledge

. No Obligated Party shall, nor shall it permit any of its Subsidiaries to, enter into or permit to exist any arrangement or agreement, other than pursuant to this Agreement or any other Loan Document, which directly or indirectly prohibits Borrower, any of its Subsidiaries, or any Obligated Party from creating or incurring a Lien on any of its Property, revenues, or assets, whether now owned or hereafter acquired, or the ability of any of its Subsidiaries, or any Obligated Party to make any payments, directly or indirectly, to Borrower by way of dividends, distributions, advances, repayments of loans, repayments of expenses, accruals, or otherwise.

8.15       Subsidiaries

. Neither Borrower nor any other Obligated Party shall, directly or indirectly, form or acquire any Subsidiary unless such Subsidiary is a wholly-owned Subsidiary and (a) in the case of a domestic Subsidiary, Borrower or such other Obligated Party complies with the requirements of Section 7.13 and (b) and in the case of a foreign Subsidiary, Borrower or such other Obligated Party promptly delivers written notice to Lender of such formation or acquisition and complies with the requirements of Section 7.13 to the extent required thereby.

8.16       Hedge Agreements

. No Obligated Party shall, nor shall it permit any of its Subsidiaries to, enter into any Hedge Agreement, except (a) Hedge Agreements entered into in the ordinary course of business to hedge or mitigate interest rate risks or other financial risks incidental to the Loans to which such Obligated Party or any Subsidiary of such Obligated Party has actual exposure which have terms and conditions acceptable to Lender, and (b) other Hedge Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest‑bearing liability or investment of any Obligated Party or any of its Subsidiaries.

8.17       OFAC; Anti-Corruption Laws

. No Obligated Party shall, nor shall it permit any of its Subsidiaries to, (a) fail to comply with the Laws referred to in Section 6.20, or (b) directly or indirectly use or distribute any proceeds of any Loan (i) in any manner in violation of any Anti-Corruption Law, (ii) to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person, or (iii) in any other manner that will result in any violation by any Person (including Lender) of any Anti-Terrorism Laws, Anti-Corruption Laws or any Sanctions.

8.18        Amendment of Constituent Documents and Material Agreements

. No Obligated Party shall, nor shall it permit any of its Subsidiaries to, (a) violate the provisions of its Constituent Documents, or (b) modify, repeal, replace or amend any provision of, or waive any of its rights under, its Constituent Documents or any Material Agreement, in each case, in a manner materially adverse to the interests of Lender, without the prior written consent of Lender.

ARTICLE 9

FINANCIAL COVENANTS

Borrower covenants and agrees that until the Obligations have been Paid in Full:

9.1         Leverage Ratio

. Borrower shall not permit as of the last day of any fiscal quarter the ratio of all Debt of Borrower and its Subsidiaries, on a consolidated basis, as of such date, to EBITDA, for Borrower and its Subsidiaries (the “Leverage Ratio”), on a consolidated basis, for the Test Period ending on the last day of such fiscal quarter, to be greater than 1.50 to 1.00; provided that, notwithstanding anything to the contrary set forth in this Section 9.1, (a) in connection with any Permitted Acquisition with consideration in excess of $5,000,000, upon the election of Borrower by written notice to Lender (which notice shall be delivered to Lender on or before the date by which the Compliance Certificate required under Section 7.1(c) for the fiscal quarter of Borrower in which the Permitted Acquisition is consummated is required to be delivered), the maximum Leverage Ratio permitted by this Section 9.1 for the Acquisition Holiday Period shall be automatically increased to 1.75 to 1.00, (b) following the expiration of the Acquisition Holiday Period, the maximum Leverage Ratio permitted shall be automatically decreased to 1.50 to 1.00, (c) only one election of the Acquisition Holiday Period shall be in effect at any given time, and such election shall not be made in consecutive fiscal quarters, and (d) there shall be no more than two (2) Acquisition Holiday Periods during the term of this Agreement.

9.2         Fixed Charge Coverage Ratio

. Borrower shall not permit, as of the last day of any fiscal quarter, the Fixed Charge Coverage Ratio, in each case for Borrower and its Subsidiaries, on a consolidated basis, for the Test Period ending on the last day of such fiscal quarter, to be less than 1.25 to 1.00.

ARTICLE 10

DEFAULT

10.1       Events of Default

. Each of the following shall be deemed an “Event of Default”:

(a)    Borrower shall fail to pay the Obligations or any part thereof shall not be paid when due or declared due, and other than with respect to payments of principal, such failure shall continue unremedied for three (3) days after such payment became due;

(b)    Borrower shall fail to provide to Lender timely any notice of Default as required by Section 7.1.(g) or Borrower or any other Obligated Party or any of their Subsidiaries shall breach any provision of Sections 4.3, 7.2, 7.5, 7.6, 7.13, 7.15, 7.17 or Article 8 or Article 9 of this Agreement;

(c)    Any representation or warranty made or deemed made by or on behalf of any Obligated Party (or any of their respective officers) in any Loan Document or in any certificate, report, notice, or Financial Statement furnished at any time in connection with this Agreement or any other Loan Document shall be false, misleading, or erroneous in any material respect (without duplication of any materiality qualifier contained therein) when made or deemed to have been made;

(d)    Borrower, any of its Subsidiaries, or any other Obligated Party shall fail to perform, observe, or comply with any covenant, agreement, or term contained in this Agreement or any other Loan Document (other than as covered by Sections 10.1(a) or (b)), and such failure continues for more than fifteen (15) days following the earlier of (x) the date upon which an Obligated Party becomes aware of such failure or (y) the receipt of written notice thereof from Lender to such Obligated Party;

(e)    Borrower, any of its Subsidiaries, or any other Obligated Party shall commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or a substantial part of its Property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any corporate action to authorize any of the foregoing;

(f)    An involuntary proceeding shall be commenced against Borrower, any of its Subsidiaries, or any other Obligated Party seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official for it or a substantial part of its Property, and such involuntary proceeding shall remain undismissed and unstayed for a period of thirty (30) days;

(g)    Borrower, any of its Subsidiaries, or any other Obligated Party shall fail to pay when due any principal of or interest on any Debt beyond any applicable grace period (other than the Obligations), or the maturity of any such Debt shall have been accelerated, or any such Debt shall have been required to be prepaid, repurchased, defeased or redeemed prior to the stated maturity thereof, or any event shall have occurred that permits (or, with the giving of notice or lapse of time or both, would permit) any holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment, repurchase, defeasance or redemption or to require the cash collateralization thereof;

(h)    This Agreement or any other Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by Borrower, any of its Subsidiaries, any other Obligated Party or any of their respective equity holders, or Borrower or any other Obligated Party shall deny that it has any further liability or obligation under any of the Loan Documents, or any Lien created by the Loan Documents shall for any reason cease to be a valid, first priority perfected Lien (subject to Liens permitted under Section 8.2 that have priority over the Liens in favor of Lender under applicable Law or that are expressly permitted to have priority over such Liens pursuant to the terms of the Loan Documents) upon any of the Collateral purported to be covered thereby;

(i)    Any Obligated Party or any ERISA Affiliate of an Obligated Party shall adopt, maintain, sponsor or contribute to any Plan or acquire 80% of more of the Equity Interests of an entity which has adopted, maintained, sponsored or contributed to any Plan;

(j)    Borrower, any Guarantor or any other Obligated Party that is an individual shall have died or have been declared incompetent by a court of proper jurisdiction;

(k)    Borrower, any of its Subsidiaries, or any other Obligated Party, or any of their Properties, revenues, or assets, shall become subject to an order of forfeiture, seizure, or divestiture (whether under RICO or otherwise) and the same shall not have been discharged within thirty (30) days from the date of entry thereof;

(l)    Borrower, any of its Subsidiaries, or any other Obligated Party shall become a Sanctioned Person;

(m)    The occurrence of a Change of Control;

(n)    Borrower, any of its Subsidiaries, or any other Obligated Party shall fail to discharge within a period of thirty (30) days after the commencement thereof any attachment, sequestration, or similar proceeding or proceedings involving an aggregate amount in excess of $1,000,000 against any of its assets or Properties;

(o)    A final judgment or judgments for the payment of money in excess of $1,000,000 in the aggregate shall be rendered by a court or courts against Borrower, any of its Subsidiaries, or any other Obligated Party and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and Borrower, such Subsidiary, or such Obligated Party shall not, within such period of thirty (30) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;

(p)    There shall occur an Early Termination Date (as defined in a Hedge Agreement) under any Hedge Agreement to which any Obligated Party or Subsidiary of an Obligated Party is a party resulting from (1) any event of default under such Hedge Agreement to which any Obligated Party or any Subsidiary of any Obligated Party is the Defaulting Party (as defined in such Hedge Agreement), or (2) any Termination Event (as so defined) under such Hedge Agreement as to which any Obligated Party or any Subsidiary of any Obligated Party is an Affected Party (as so defined) and, in either event, the Hedge Termination Value, if any, owed by any Obligated Party or any Subsidiary of any Obligated Party as a result thereof exceeds $1,000,000; or

(q)    Lender determines that a Material Adverse Event has occurred.

10.2       Remedies Upon Default

. If any Event of Default shall occur and shall not have been waived, then Lender may without notice terminate the Commitment or declare the Obligations or any part thereof to be immediately due and payable, or both, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrower; provided, however, that upon the occurrence of an Event of Default under Section 10.1(e) or (f), the Commitment shall automatically terminate, and the Obligations shall become immediately due and payable, in each case without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrower. In addition to the foregoing, if any Event of Default shall occur and shall not have been waived, Lender may exercise all rights and remedies available to it in Law or in equity, under the Loan Documents, or otherwise, including those set forth in Article 11 of this Agreement.

10.3        Application of Funds

. After, or in connection with, the exercise of remedies provided for in Section 10.2 (or after the Loans have automatically become immediately due and payable), any amounts received on account of the Obligations shall be applied by Lender in such order as it elects in its sole discretion. Excluded Hedge Obligations with respect to any Obligated Party shall not be paid with the amounts received from such Obligated Party or its assets but appropriate adjustments shall be made with respect to payments from other Obligated Parties to preserve the allocation to Obligations as determined by Lender.

10.4       Performance by Lender

. If any Obligated Party shall fail to perform any covenant or agreement contained in any of the Loan Documents, then Lender may (but shall have no obligation to) perform or attempt to perform such covenant or agreement on behalf of such Obligated Party. In such event, Borrower shall, at the request of Lender, promptly pay to Lender any amount expended by Lender in connection with such performance or attempted performance, together with interest thereon at the Default Interest Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that Lender shall not have any liability or responsibility for the performance of any covenant, agreement, or other obligation of Borrower or any other Obligated Party under this Agreement or any other Loan Document.

10.5       Cash Collateral

. On and after the occurrence and during the continuance of an Event of Default, Lender shall have, and Borrower hereby grants to Lender, the right and authority to transfer all funds on deposit in any of its Deposit Accounts (other than Excluded Accounts) to a “Cash Collateral Account” (herein so called) maintained with Lender or another depository institution acceptable to Lender and subject to the exclusive direction, domain, and Control of Lender, and no disbursements or withdrawals shall be permitted to be made by Borrower from such Cash Collateral Account. Such Cash Collateral Account shall be subject to the security interest in favor of Lender herein created, and each Borrower hereby grants a security interest to Lender in and to, such Cash Collateral Account and all checks, drafts, and other items ever received by Borrower for deposit therein. Furthermore, if an Event of Default has occurred, Lender shall have the right, at any time in its discretion without notice to Borrower, (a) to transfer to or to register in the name of Lender or nominee any certificates of deposit or deposit instruments constituting Deposit Accounts and shall have the right to exchange such certificates or Instruments representing Deposit Accounts for certificates or Instruments of smaller or larger denominations and (b) to take and apply against the Obligations any and all funds then or thereafter on deposit in the Cash Collateral Account or otherwise constituting Deposit Accounts. Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of cash collateral.

10.6       Right to Cure

. Notwithstanding anything to the contrary contained in Sections 10.1 or 10.2, in the event that Borrower fails to comply with the requirements of the Financial Covenants as of the last day of any fiscal quarter of Borrower, at any time after the last day of such fiscal quarter until the expiration of the tenth (10th) Business Day following the date on which the financial statements with respect to such fiscal quarter are required to be delivered pursuant to Section 7.1(b), Borrower or any other Person that is a direct or indirect parent of Borrower shall have the right to issue common Equity Interests for cash or otherwise receive cash contributions to the capital of Borrower as cash common Equity Interests (collectively, the “Cure Right”), and upon the receipt by Borrower of the net cash proceeds of such issuance that are not otherwise applied (the “Cure Amount”), pursuant to the exercise by Borrower of such Cure Right such Financial Covenants shall be recalculated giving effect to the following pro forma adjustment:

(a)    EBITDA shall be increased with respect to such applicable fiscal quarter and any four (4) fiscal quarter period that contains such fiscal quarter, solely for the purpose of measuring the Financial Covenants and not for any other purpose under this Agreement, by an amount equal to the Cure Amount;

(b)    if, after giving effect to the foregoing pro forma adjustment, Borrower shall then be in compliance with the requirements of the Financial Covenants, Borrower shall be deemed to have satisfied the requirements of the Financial Covenants as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Covenants that had occurred shall be deemed cured for the purposes of this Agreement;

(c)    notwithstanding anything herein to the contrary, (i) in each four (4) consecutive fiscal quarter period of Borrower there shall be at least two (2) fiscal quarters in which the Cure Right is not exercised, (ii) during the term of this Agreement, the Cure Right shall not be exercised more than four (4) times, (iii) the Cure Amount shall be no greater than the amount required for purposes of complying with the Financial Covenants and any amounts in excess thereof shall not be deemed to be a Cure Amount, (iv) there shall be no pro forma reduction in Debt with the proceeds of any Cure Amount, and (v) the Cure Amount shall be included in the calculation only after calculating EBITDA on an annualized basis without giving effect to such increase (i.e., the Cure Amount shall not be annualized). Notwithstanding any other provision in this Agreement to the contrary, the Cure Amount received pursuant to any exercise of the Cure Right shall be disregarded for purposes of determining the satisfaction of any Default or Event of Default condition, any financial ratio-based conditions or tests, pricing or any available basket under Article 8 of this Agreement; and

(d)    to the extent that the proceeds of the Cure Amount are used to repay Debt, such Debt shall not be deemed to have been repaid for purposes of calculating any Financial Covenant for the four (4) fiscal quarter period ending on (and including) the last day of the fiscal reporting period for which Borrower is requesting to cure a Financial Covenant Event of Default.

ARTICLE 11

CERTAIN RIGHTS AND REMEDIES OF LENDER

11.1       Other Remedies

. In addition to the remedies described in Section 10.2 above, if any Event of Default shall occur and shall not have been waived, then Lender may, from time to time, at its sole discretion, and without notice to any Obligated Party (except as expressly provided in any of the Loan Documents), do any one or more of the following: (a) exercise any Right available to Lender under any Loan Document, applicable Law, or in equity, (b) exercise any Right available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or any other applicable Law when a debtor is in default under a security agreement, (c) require the Obligated Parties to, and each Obligated Party hereby agrees that it shall at its expense and upon request by Lender, assemble all or any part of the Collateral as directed by Lender and make it (along with any books and record pertaining thereto) available to Lender at a place to be designated by Lender which is reasonably convenient to both parties, (d) reduce its claim to judgment or foreclose or otherwise enforce, in whole or in part, the security interest granted hereunder or by any of the other Loan Documents by any available judicial or nonjudicial procedure, (e) sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at its office, on the premises of Borrower or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Lender may deem commercially reasonable, (f) buy the Collateral, or any portion thereof, at (i) any public sale or (ii) at any private sale if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, and/or (g) retain the Collateral in satisfaction of the Obligations whenever the circumstances are such that the Lender is entitled to do so under the UCC or otherwise.

11.2       Sale of Collateral

. Each Obligated Party hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable Law, any notice made shall be deemed reasonable if sent to Borrower, addressed as set forth in the signature page hereof, at least ten (10) days prior to (a) the date of any public sale, or (b) the time after which any such private sale or other disposition may be made. Lender shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. Subject to the provisions of applicable Law, Lender may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by Law, be made at the time and place to which the sale was postponed, or Lender may further postpone such sale by announcement made at such time and place. Lender has no obligation to clean-up or otherwise prepare the Collateral for sale. Neither Lender’s compliance with any applicable Law in the conduct of any sale, or its disclaimer of any warranties relating to the Collateral, shall be considered to affect the commercial reasonableness of such sale. Lender may specifically disclaim any warranties of title or the like in connection with any sale of the Collateral. Each Obligated Party hereby waives (to the extent permitted by Law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any Law now existing or hereafter enacted.

11.3       Non-Judicial Remedies

. In granting Lender the power to enforce its Rights hereunder without prior judicial process or judicial hearing, each Obligated Party expressly waives, renounces and knowingly relinquishes any legal right which might otherwise require Lender to enforce its rights by judicial process. Borrower recognizes and concedes that non-judicial remedies are consistent with the usage of trade, are responsive to commercial necessity and are the result of a bargain at arm’s length. Nothing herein is intended to prevent Lender or Borrower from resorting to judicial process at either party’s option.

11.4       Sales on Credit

. If Lender sells any of the Collateral upon credit, Borrower shall be credited only with payments actually made by the purchaser, received by Lender and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Lender may resell the Collateral and Borrower shall be credited with the proceeds of the sale.

11.5        Application of Funds/Proceeds

. On and after the occurrence of an Event of Default, Lender may apply any amounts received by Lender or held by Lender as Collateral or received by Lender in respect of any sale or other disposition of, collection from, or other realization upon, all or any part of the Collateral, to the Obligations (or any part thereof) in such order and manner as Lender elects in its sole discretion.

11.6       Deficiency

. In the event that the proceeds of any sale of, collection from, or other realization upon, all or any part of the Collateral by Lender are insufficient to pay all amounts to which Lender is legally entitled, the Obligated Parties shall be jointly and severally liable for the deficiency, together with interest thereon as provided for in the Loan Documents.

11.7        Waivers/Other Recourse

. Each Obligated Party waives (a) any right to require Lender to proceed against any third party, exhaust any Collateral or other security for the Obligations, or to have any third party joined with Borrower or any other Obligated Party in any suit arising out of the Obligations or any of the Loan Documents, or pursue any other remedy available to Lender; (b) any and all notice of acceptance of this Agreement; (c) any and all notice of the creation, modification, rearrangement, renewal or extension of the Obligations; (d) any and all notice of presentment, demand for payment, protest, notice of protest and nonpayment, notice of intent to accelerate, notice of acceleration with respect to the Obligations and notice of any other action; (e) to the fullest extent permitted by Law, all rights to the benefits of any moratorium, reinstatement, marshaling, forbearance, valuation, stay, extension, redemption, appraisement, exemption and homestead now or hereafter provided by the constitution and laws of the United States of America and of each state thereof, both as to itself and in and to all of its Property, against the enforcement and collection of the Obligations; and (f) any defense arising by reason of any disability or other defense of any third party or by reason of the cessation from any cause whatsoever of the liability of any third party. Until all of the Obligations shall have been indefeasibly paid and performed in full, the Obligated Parties shall have no right of subrogation against each other and each Obligated Party waives the right to enforce any remedy which Lender has or may hereafter have against any third party, and waives any benefit of and any right to participate in any other security whatsoever now or hereafter held by Lender. Each Obligated Party authorizes Lender, without notice or demand and without any reservation of rights against such Obligated Party and without affecting such party’s liability hereunder or on the Obligations, to (a) take or hold any other property of any type from any third party as security for the Obligations, and exchange, enforce, waive and release any or all of such other property, (b) apply such other property and direct the order or manner of sale thereof as Lender may determine, (c) renew, extend, accelerate, modify, compromise, settle or release any of the Obligations or security therefore, (d) waive, enforce or modify any of the provisions of any of the Loan Documents executed by any third party, and (e) release or substitute any third party.

11.8       Obligated Parties’ Receipt of Proceeds

. On and after the occurrence of an Event of Default, all amounts and proceeds (including instruments and writings) received by any Obligated Party in respect of any of the Collateral shall be received in trust for the benefit of Lender hereunder and, upon the written request of Lender, shall be segregated from other property of the Obligated Parties and shall be forthwith delivered to Lender in the same form as so received (with any necessary endorsement) and applied to the Obligations in accordance with the Loan Documents.

11.9       Use and Possession of Certain Premises

. On and after the occurrence of an Event of Default, Lender shall be entitled to occupy and use any premises owned or leased by any Obligated Party where any of the Collateral or any records relating to the Collateral are located until the Obligations are Paid in Full or the Collateral is removed therefrom, whichever first occurs, without any obligation to pay any Obligated Party for such use and occupancy.

11.10     License

. Lender is hereby granted an irrevocable, nonexclusive license or other right to use, license, or sublicense, on and after the occurrence of an Event of Default, without charge, each Obligated Party’s Intellectual Property, including labels, rights of use of any name, trade names, service marks, customer lists and advertising matter, or any property of a similar nature, as it pertains to the Collateral. On and after the occurrence of an Event of Default, each Obligated Party’s rights under all licenses and all franchise agreements shall inure to Lender’s benefit.

11.11     Power of Attorney

. Each Obligated Party hereby appoints Lender and Lender’s designee as such Obligated Party’s attorney-in-fact, such power of attorney being coupled with an interest, with full authority in the place and stead of and in the name of the Obligated Party or otherwise, subject to applicable Law, from time to time to take any action and to execute any instrument which Lender may deem necessary or appropriate to accomplish the purposes of the Loan Documents, including: (a) to obtain and adjust insurance required by Lender hereunder; (b) to file any claims or take any action or institute any proceedings which Lender may deem necessary or appropriate for the collection and/or preservation of the Collateral or otherwise to enforce the rights of Lender with respect to the Collateral; (c) to sign such Obligated Party’s name on any invoice, bill of lading, warehouse receipt, or other negotiable or non-negotiable Document constituting Collateral, on drafts against customers, on assignments of Accounts, on notices of assignment, financing statements, and other public records, and to file any such financing statements by electronic means with or without a signature as authorized or required by applicable Law or filing procedure; (d) to complete in such Obligated Party’s or Lender’s name, any order, sale, or transaction, obtain the necessary Documents in connection therewith, and collect the Proceeds thereof; (e) on and after the occurrence of an Event of Default, (i) to demand, collect, sue for, recover, compound, receive and give acquaintance and receipts for moneys due and to become due under or in respect of the Collateral, (ii) to endorse such Obligated Party’s name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into Lender’s possession, and (iii) to notify the post office authorities to change the address for delivery of such Obligated Party’s mail to an address designated by Lender, have access to any lock box or postal box into which any of such Obligated Party’s mail is deposited, and open and dispose of all mail addressed to such Obligated Party; (f) to send requests for verification of any of such Obligated Party’s Accounts to customers or account debtors; (g) on and after the occurrence of an Event of Default, with respect to any Account of such Obligated Party, to (i) exercise and enforce all of such Obligated Party’s rights with respect to such Account, including, but not limited to demand payment on account thereof, enforce payment thereof by legal proceedings or otherwise, (ii) sell or assign any Account upon such terms, for such amount and at such time or times as Lender deems advisable; (iii) settle, adjust, compromise, extend, renew, discharge or release an Account, (iv) take control in any manner of any item of payment or proceeds thereof; and (v) prepare, file and sign such Obligated Party’s name on any proof of claim in Bankruptcy or other similar document against an account debtor; (h) to the extent that any Obligated Party’s authorization otherwise provided herein is not sufficient, to execute (where applicable) and file such financing statements with respect to this Agreement, or to file a photocopy of this Agreement in substitution for a financing statement, as Lender may deem appropriate; (i) to act on such Obligated Party’s behalf as permitted by any of the Loan Documents; and (j) to do all acts and things which are necessary, in Lender’s sole discretion, (i) to fulfill Borrower’s obligations or exercise Lender’s rights under the Loan Documents, or (ii) to carry out the terms and conditions of the Loan Documents. The rights granted by this Section 11.11 to Lender as power of attorney shall be in addition to and not in place of any other rights grated to Lender herein or in any of the other Loan Documents. This power, being coupled with an interest, is irrevocable until the Obligations have been Paid in Full.

11.12     Performance by Lender

. Should any covenant, duty, or agreement of any Obligated Party fail to be performed in accordance with the terms of any of the Loan Documents, Lender may, at its option, perform or attempt to perform such covenant, duty, or agreement on behalf of such Obligated Party. In such event, any amount expended by Lender in such performance or attempted performance, together with interest thereon at the Maximum Rate from the date of such expenditure by Lender until paid, shall be and become a part of the Obligations and, at the request of Lender, immediately paid by Borrower. Notwithstanding the foregoing, it is expressly understood that Lender shall not have any liability or responsibility for the performance of any covenant, duties, or agreements or other obligations of Borrower or any other Obligated Party hereunder or any other Loan Document or in connection with all or any part of the Collateral.

11.13      Appointment of Receiver

. On and after the occurrence of an Event of Default, Lender shall be entitled to exercise the right to appoint or seek appointment of a receiver, custodian, or trustee of Borrower or any of the Collateral pursuant to an order by any Governmental Authority, and each Obligated Party consents to such appointment and shall not oppose Lender’s efforts to obtain such receiver, custodian, or trustee.

11.14     Diminution in Collateral Value

. Lender does not assume, and shall never have, any liability or responsibility for any loss or diminution in the value of all or any part of the Collateral.

11.15     Lender Not in Control

. None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Lender the Right to exercise control over the affairs and/or management of Borrower, the power of Lender being limited to the Right to exercise the remedies provided in this Article; provided however, if Lender becomes the owner of any ownership interest of any Person, whether through foreclosure or otherwise, Lender shall be entitled to exercise such Rights as it may have by virtue of being an owner of such Person.

11.16     Equitable Relief

. Each Obligated Party recognizes that in the event Borrower fails to pay, perform, observe, or discharge any or all of the Obligations, any remedy at law may prove to be inadequate relief to Lender. Each Obligated Party therefore agrees that Lender, if Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

11.17     Waivers

. The acceptance of Lender at any time and from time to time of part payment on the Obligations shall not be deemed to be a waiver of any Event of Default then existing. No waiver by Lender of any Event of Default shall be deemed to be a waiver of any other then-existing or subsequent Event of Default. No waiver by Lender of any of its Rights hereunder, in the other Loan Documents, or otherwise shall be considered a waiver of any other or subsequent Right of Lender. No delay or omission by Lender in exercising any Right under the Loan Documents shall impair such Right or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such Right preclude other or further exercise thereof, or the exercise of any other Right under the Loan Documents or otherwise.

11.18     Collection of Accounts

. On and after the occurrence and during the continuance of an Event of Default, Lender may at any time in its sole discretion, by giving Borrower at least one (1) Business Day’s advance written notice, elect to require that its Accounts be paid directly to Lender. In such event, Borrower shall, and shall permit Lender to, direct the account debtors to make payment of all amounts then or thereafter due under any of Borrower’s Accounts directly to Lender. Upon receipt of any such notice from Lender, Borrower shall thereafter segregate and hold in trust for Lender, all amounts and Proceeds received by it with respect to the Accounts and immediately and at all times thereafter deliver to Lender all such amounts and Proceeds in the same form as so received, whether by cash, check, draft or otherwise, with any necessary endorsements. If after the occurrence of an Event of Default, any account debtor fails or refuses to make payment on any Collateral when due, Lender is authorized, in its sole discretion, either in its own name or in the name of Borrower, to take such action as Lender shall deem appropriate for the collection of any amounts owed with respect to Collateral or upon which a delinquency exists. Borrower agrees that Lender may at any time and from time to time, if an Event of Default has occurred, compromise with the obligor on any Account, accept in full payment of any Account such amount as Lender in its sole discretion shall determine or abandon any Account, and any such action by Lender shall be commercially reasonable so long as Lender acts in good faith based on information known to it at the time it takes any such action. Regardless of any other provision hereof, however, Lender shall never be liable for its failure to collect, or for its failure to exercise diligence in the collection of, any amounts owed with respect to Collateral, nor shall it be under any duty whatsoever to anyone except Borrower to account for funds that it shall actually receive hereunder.

11.19     Record Ownership of Securities

. On and after the occurrence and during the continuance of an Event of Default, Lender at any time may have any Collateral that is Pledged Equity Interests and that is in the possession of Lender, or its nominee or nominees, registered in its name, or in the name of its nominee or nominees, as Lender.

11.20      Investment Related Property

. Borrower recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”) and applicable state securities Laws, with respect to any Investment Property that is Collateral, Lender may be compelled, with respect to any sale of all or any part of such Investment Property (as permitted hereunder) conducted without prior registration or qualification of such Investment Property under the Securities Act and/or such state securities Laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Property for their own account, for investment and not with a view to the distribution or resale thereof. Borrower acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, Borrower agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner, taking into account applicable securities law constraints. Borrower agrees that Lender shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities Laws, even if such issuer would, or should, agree to so register it. If Lender determines to exercise its right to sell any or all of the Investment Property, upon written request, Borrower shall and shall cause each issuer of any Pledged Equity Interests to be sold hereunder to furnish to Lender all such information as Lender may request in order to determine the number and nature of interest, shares or other Instruments included in the Investment Property which may be sold by Lender in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder. In case of any sale of all or any part of the Investment Property on credit or for future delivery, such Collateral so sold may be retained by Lender until the selling price is paid by the purchaser thereof, but Lender shall not incur any liability in case of the failure of such purchaser to take up and pay for such assets so sold and in case of any such failure, such Collateral may again be sold upon like notice. Lender, instead of exercising the power of sale herein conferred upon them, may proceed by a suit or suits at Law or in equity to foreclose security interests created hereunder and sell such Investment Property, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

11.21     Cumulative Rights

. All Rights available to Lender hereunder shall be cumulative of and in addition to all other Rights granted to Lender under the other Loan Documents, or at Law or in equity, whether or not the Obligations be due and payable and whether or not Lender shall have instituted any suit for collection, foreclosure, or other action under or in connection with the Loan Documents. The exercise of one or more of such Rights shall not prejudice or impair the concurrent or subsequent exercise of any other Rights.

ARTICLE 12

MISCELLANEOUS

12.1       Expenses

. Borrower hereby agrees to pay on demand:  (a) all reasonable and documented costs and expenses of Lender and its Related Parties in connection with (i) the preparation, negotiation, execution, delivery, administration and servicing of the Loan Documents and any and all amendments, modifications, renewals, extensions, supplements, waivers, consents and ratifications thereof and thereto, including the fees and expenses of legal counsel, advisors, consultants, and auditors for Lender and its Related Parties, (ii) due diligence, appraisals, audits and field examinations related to the Obligated Parties and their assets, and (iii) transfer or recording costs of any kind (including transfer, stamp, documentary or similar taxes) related to the Loan Documents, (b) all costs and expenses of Lender in connection with any Default, the enforcement of any Loan Document or any right or remedy thereunder or other realization upon any Collateral, or any litigation, dispute, suit, proceeding or action arising from or related to the Obligations or any Loan Document, including court costs and the fees and expenses of legal counsel, advisors, consultants and experts for Lender and (c) the protection of its interests in bankruptcy, insolvency or other legal proceedings or in any workout or restructuring. Any amount to be paid under this Section 12.1 shall be a demand obligation owing by Borrower and if not paid within thirty (30) days of demand shall bear interest, to the extent not prohibited by and not in violation of applicable Law, from the date of expenditure until paid at the Default Interest Rate.

12.2       INDEMNIFICATION

. EACH OBLIGATED PARTY SHALL INDEMNIFY LENDER AND EACH AFFILIATE THEREOF AND ITS AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS (COLLECTIVELY, THE “INDEMNIFIED PARTIES” AND INDIVIDUALLY AN “INDEMNIFIED PARTY”) FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) ANY OF THE LOAN DOCUMENTS INCLUDING THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION, OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS, (B) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, (C) ANY BREACH BY ANY OBLIGATED PARTY OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (D) ANY ACTION TAKEN OR NOT TAKEN BY LENDER (OR ANY TRUSTEE UNDER ANY SECURITY DOCUMENT) THAT IS ALLOWED OR PERMITTED UNDER ANY OF THE LOAN DOCUMENTS, INCLUDING THE PROTECTION OR ENFORCEMENT OF ANY LIEN, SECURITY INTEREST, OR OTHER RIGHT, REMEDY, OR RECOURSE CREATED OR AFFORDED BY THE LOAN DOCUMENTS OR AT LAW OR IN EQUITY, (E) ANY DISPUTE AMONG OR BETWEEN ANY OF THE OBLIGATED PARTIES OR BETWEEN OR AMONG ANY PARTNERS, VENTURERS, EMPLOYEES, OFFICERS, DIRECTORS, SHAREHOLDERS, MEMBERS, MANAGERS, TRUSTEES, OR OTHER RESPONSIBLE PARTIES OF BORROWER IF BORROWER IS A GENERAL PARTNERSHIP, LIMITED PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY, ASSOCIATION, TRUST, OR OTHER BUSINESS ENTITY, (F) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL, OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, ABOUT, WITHIN, OR AFFECTING ANY OF THE PROPERTIES OR ASSETS OF BORROWER OR ANY OF ITS SUBSIDIARIES OR ANY OTHER OBLIGATED PARTY, (G) ANY LOAN OR THE USE OR PROPOSED USE OF THE PROCEEDS OF ANY LOAN OR (H) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING ANY THREATENED OR PROSPECTIVE INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, RELATING TO ANY OF THE FOREGOING WHETHER BROUGHT OR INITIATED BY A THIRD PARTY OR BY BORROWER OR ANY OTHER OBLIGATED PARTY. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR OF ANY OTHER LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT THE INDEMNIFIED PARTIES BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES) ARISING OUT OF OR RESULTING FROM THE STRICT LIABILITY, SOLE CONTRIBUTORY OR ORDINARY NEGLIGENCE OF ANY OF THE INDEMNIFIED PARTIES; provided, however, that such indemnification shall not apply to the extent such losses, liabilities, claims, damages, penalties, judgments, disbursements, costs, or expenses result primarily from the gross negligence or willful misconduct of any Indemnified Party, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

LENDER MAY EMPLOY AN ATTORNEY OR ATTORNEYS OF ITS OWN CHOOSING TO PROTECT OR ENFORCE ITS RIGHTS, REMEDIES, AND RECOURSES, AND TO ADVISE AND DEFEND THE INDEMNIFIED PARTIES WITH RESPECT TO THOSE ACTIONS AND OTHER MATTERS. BORROWER SHALL REIMBURSE LENDER FOR THE REASONABLE AND DOCUMENTED ATTORNEYS’ FEES AND EXPENSES (INCLUDING EXPENSES AND COSTS FOR EXPERTS AND/OR CONSULTANTS) OF THE INDEMNIFIED PARTIES IMMEDIATELY ON RECEIPT OF WRITTEN DEMAND FROM LENDER, WHETHER ON A MONTHLY OR OTHER TIME INTERVAL, AND WHETHER OR NOT AN ACTION IS ACTUALLY COMMENCED OR CONCLUDED. ALL OTHER REIMBURSEMENT AND INDEMNITY OBLIGATIONS UNDER THIS AGREEMENT SHALL BECOME DUE AND PAYABLE WHEN ACTUALLY INCURRED BY LENDER OR ANY OF THE OTHER THE INDEMNIFIED PARTIES. ANY PAYMENTS NOT MADE WITHIN TEN (10) DAYS AFTER WRITTEN DEMAND FROM LENDER SHALL BEAR INTEREST AT THE DEFAULT INTEREST RATE FROM THE DATE OF THAT DEMAND UNTIL FULLY PAID. THE PROVISIONS OF THIS SECTION 12.2 SHALL SURVIVE REPAYMENT AND PERFORMANCE OF THE OBLIGATIONS, THE RELEASE OF ANY LIENS SECURING THE OBLIGATIONS, ANY FORECLOSURE (OR ACTION IN LIEU OF FORECLOSURE), THE TRANSFER BY BORROWER OF ANY OF ITS RIGHTS, TITLE, AND INTERESTS IN OR TO ANY COLLATERAL SECURING THE OBLIGATIONS, AND THE EXERCISE BY LENDER OF ANY OR ALL REMEDIES SET FORTH IN ANY LOAN DOCUMENT.

12.3       Limitation of Liability

. Neither Lender nor any Affiliate, officer, director, employee, attorney, or agent of Lender shall have any liability with respect to, and Borrower, for itself and on behalf of each other Obligated Party, hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages (including any claim for loss of profits, revenue or business) suffered or incurred by Borrower or any other Obligated Party, however caused and based on any theory of liability in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents or the conduct, acts, or omissions of Lender or any of its agents in the negotiation, administration, or enforcement thereof. Borrower, for itself and on behalf of each other Obligated Party, hereby waives, releases, and agrees not to sue Lender or any of Lender’s Affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents or the conduct, acts, or omissions of Lender or any of its agents in the negotiation, administration, or enforcement of this Agreement or any of the other Loan Documents.

12.4       No Duty

. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by Lender shall have the right to act exclusively in the interest of Lender and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to any Obligated Party or any Obligated Party’s equity holders, Affiliates, officers, employees, attorneys, agents, or any other Person.

12.5       Lender Not Fiduciary

. The relationship between Borrower and each other Obligated Party on the one hand, and Lender on the other hand, is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with any Obligated Party or any direct or indirect owner, officer, manager, director, officer, employee or representative thereof, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between Borrower and each other Obligated Party on the one hand and Lender on the other hand to be other than that of debtor and creditor. Borrower and Lender are not partners or joint venturers.

12.6       Equitable Relief

. Each Obligated Party recognizes that in the event Borrower or any other Obligated Party fails to pay, perform, observe, or discharge any or all of the Obligations, any remedy at law may prove to be inadequate relief to Lender. Each Obligated Party therefore agrees that Lender, if Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

12.7       No Waiver; Cumulative Remedies

. No failure on the part of Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by Law.

12.8       Successors and Assigns

. This Agreement shall be binding upon and inure to the benefit of the Obligated Parties, Lender and their respective successors and assigns, except that no Obligated Party may assign or transfer any of its rights, duties, or obligations under this Agreement or the other Loan Documents without the prior written consent of Lender (and any attempted assignment or transfer by an Obligated Party without such consent shall be null and void). Lender may assign this Agreement and the other Loan Documents without the consent of any Obligated Party. Lender shall provide Borrower with prompt written notice of any assignment (other than a pledge to a Federal Reserve Bank). No term or provision of this Agreement shall inure to the benefit of any Person other than the Obligated Parties and Lender and their respective successors and assigns; consequently, no Person other than the Obligated Parties and Lender and their respective successors and assigns, shall be entitled to rely upon, or to raise as a defense, in any manner whatsoever, the failure of an Obligated Party or Lender to perform, observe, or comply with any such term or provision.

12.9       Survival

. All covenants, representations and warranties made in this Agreement or any other Loan Document or in any document, statement, or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them. Notwithstanding anything contained herein to the contrary and without prejudice to the survival of any other obligation of any Obligated Party hereunder, the obligations of Borrower under Sections 12.1, 12.2, and 12.3 shall survive the termination of this Agreement, the full repayment and satisfaction of the Obligations and termination of the Commitment.

12.10      Amendment

. Except as provided in Section 2.2(c), this Section 12.10 or other express provision of this Agreement or other Loan Document, as applicable, the provisions of this Agreement or any other Loan Document (except to the extent otherwise expressly provided therein, if applicable) may be amended or waived only by an instrument in writing signed by the parties hereto or thereto; provided, however, that no Guarantor consent shall be required for any amendment to this Agreement save and except for any amendment to Article 4 hereof that would impact such Guarantor or its assets. Additional Persons may join this Agreement as additional Borrowers or Guarantors hereunder and become bound by the terms hereof by executing such joinder documentation as such Person and Lender may mutually agree without the need for consent or execution by any other party hereto.

12.11      Notices

(a)         Unless otherwise expressly provided herein and subject to Section 12.11(b), all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission) and mailed, faxed or delivered, to the address, or facsimile number specified for notices below the signatures hereon or to such other address as shall be designated by such party in a notice to the other parties. All such other notices and other communications shall be deemed to have been given or made upon the earliest to occur of (a) actual receipt by the intended recipient or (b)(i) if delivered by hand or courier, when signed for by the designated recipient; (ii) if delivered by mail, three (3) Business Days after deposit in the mail, postage prepaid; (iii) if delivered by nationally recognized courier (e.g., Federal Express or UPS), when delivered according to the records of such courier; (iv) if delivered by e-mail, as described below and (v) if delivered by facsimile, when received as established by the sending Person’s receipt of its facsimile machine’s confirmation of successful transmission; provided, however, that notices and other communications pursuant to Article 2 shall not be effective until actually received by Lender.

(b)         Notices and other communications to Lender hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by Lender. Lender may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless Lender otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (ii) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such e-mail or other electronic communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

12.12     Governing Law; Venue; Service of Process

. This Agreement AND ANY CONTROVERSY, DISPUTE, CLAIM OR CAUSE OF ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, ANY BREACH THEREOF, the transactions contemplated thereby, OR ANY OTHER DISPUTE BETWEEN OR AMONG LENDER AND ANY OF THE OBLIGATED PARTIES (whether in contract, tort or otherwise) shall be governed by and construed in accordance with the laws of the State of Texas; provided that Lender shall retain all rights under federal law. This Agreement has been entered into in DALLAS County, Texas, and is performable for all purposes in DALLAS County, Texas. The parties hereby agree that any lawsuit, action, or proceeding that is brought (whether in contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the transactions contemplated thereby, or the actS, conduct, OR OMISSIONs of Lender OR ANY OF ITS AGENTS, SUCCESSORS OR ASSIGNS OR OF ANY OF THE OBLIGATED PARTIES in the negotiation, administration or enforcement of any of the Loan Documents shall be brought in a state or federal court of competent jurisdiction located in DALLAS County, Texas. Borrower and each other obligated party hereby irrevocably and unconditionally (a) submits to the exclusive jurisdiction of such courts, (b) waives any objection it may now or hereafter have as to the venue of any such lawsuit, action, or proceeding brought in any such court, and (c) further waives any claim that it may now or hereafter have that any such court is an inconvenient forum. Each of the parties hereto agree that service of process upon it may be made by certified or registered mail, return receipt requested at the address for notices REFERENCED in Section 12.11 hereof OR BY ANY OTHER METHOD PERMITTED UNDER APPLICABLE LAW.

12.13     Counterparts

. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Except as provided in Section 5.1, this Agreement shall become effective when it shall have been executed by Lender and when Lender shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

12.14     Severability

. Any provision of this Agreement or any other Loan Document held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal. Furthermore, in lieu of such invalid or unenforceable provision there shall be added as a part of this Agreement or such other Loan Document a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and legal, valid and enforceable.

12.15     Headings

. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

12.16      Assignments; Participations; Etc.

Lender shall have the right at any time and from time to time, without the consent of, or prior notice to, Borrower or any other Obligated Party, to grant participations in, or assign, sell and/or transfer all or any part of, the Obligations and any Loan Documents. Each actual or proposed participant or assignee, as the case may be, shall be entitled to receive all information received by Lender regarding Borrower and its Subsidiaries, including information required to be disclosed to a participant or assignee pursuant to Banking Circular 181 (Rev., August 2, 1984), issued by the Comptroller of the Currency (whether the actual or proposed participant or assignee is subject to the circular or not). Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release Lender from any of its obligations hereunder or substitute any such pledgee or assignee for Lender as a party hereto.

12.17     Construction

. Each Obligated Party and Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by Borrower and Lender.

12.18     Independence of Covenants

. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

12.19     WAIVER OF JURY TRIAL

. THE PARTIES ACKNOWLEDGE THAT THE RIGHT TO A TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT SUCH RIGHT MAY BE WAIVED. LENDER AND EACH OBLIGATED PARTY, AFTER CONSULTING (OR HAVING THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, HEREBY KNOWINGLY, VOLUNTARILY, IRREVOCABLY, AND EXPRESSLY WAIVE TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING IN ANY WAY TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE CONDUCT, ACTS OR OMISSIONS OF LENDER OR ANY OBLIGATED PARTY IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.19.

12.20      Additional Interest Provision

. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply strictly with the applicable Law governing the maximum rate or amount of interest payable on the indebtedness evidenced by any Note, any Loan Document, and the Related Indebtedness (or applicable United States federal Law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under applicable Law). If the applicable Law is ever judicially interpreted so as to render usurious any amount (a) contracted for, charged, taken, reserved or received pursuant to any Note, any of the other Loan Documents or any other communication or writing by or between Borrower and Lender related to the transaction or transactions that are the subject matter of the Loan Documents, (b) contracted for, charged, taken, reserved or received by reason of Lender’s exercise of the option to accelerate the maturity of any Note and/or any and all indebtedness paid or payable by Borrower to Lender pursuant to any Loan Document other than any Note (such other indebtedness being referred to in this Section as the “Related Indebtedness”), or (c) Borrower will have paid or Lender will have received by reason of any voluntary prepayment by Borrower of any Note and/or the Related Indebtedness, then it is Borrower’s and Lender’s express intent that all amounts charged in excess of the Maximum Rate shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Rate theretofore collected by Lender shall be credited on the principal balance of any Note and/or the Related Indebtedness (or, if any Note and all Related Indebtedness have been or would thereby be paid in full, refunded to Borrower), and the provisions of any Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable Law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if any Note or Related Indebtedness has been paid in full before the end of the stated term thereof, then Borrower and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Borrower that interest was received in an amount in excess of the Maximum Rate, either refund such excess interest to Borrower and/or credit such excess interest against such Note and/or any Related Indebtedness then owing by Borrower to Lender. Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against Lender, Borrower will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against the Note to which the alleged violation relates and/or the Related Indebtedness then owing by Borrower to Lender. All sums contracted for, charged, taken, reserved or received by Lender for the use, forbearance or detention of any debt evidenced by any Note and/or the Related Indebtedness shall, to the extent permitted by applicable Law, be amortized or spread, using the actuarial method, throughout the stated term of such Note and/or the Related Indebtedness (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of any Note and/or the Related Indebtedness does not exceed the Maximum Rate from time to time in effect and applicable to such Note and/or the Related Indebtedness for so long as debt is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving tri‑party accounts) apply to the Notes and/or any of the Related Indebtedness. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

12.21     Ceiling Election

. To the extent that Lender is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Rate payable on any such Note and/or any other portion of the Obligations, Lender will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303. To the extent United States federal Law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas Law, Lender will rely on United States federal Law instead of such Chapter 303 for the purpose of determining the Maximum Rate. Additionally, to the extent permitted by applicable Law now or hereafter in effect, Lender may, at its option and from time to time, utilize any other method of establishing the Maximum Rate under such Chapter 303 or under other applicable Law by giving notice, if required, to Borrower as provided by applicable Law now or hereafter in effect.

12.22     USA Patriot Act Notice

. Lender hereby notifies Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies Borrower and each other Obligated Party, which information includes the name and address of Borrower and each other Obligated Party and other information that will allow Lender to identify Borrower and each other Obligated Party in accordance with the Patriot Act. In addition, Borrower agrees to (a) ensure that no Person who owns a controlling interest in or otherwise controls Borrower or any Subsidiary of Borrower is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the OFAC, the Department of the Treasury or included in any executive order, (b) not to use or permit the use of proceeds of the Obligations to violate any of the foreign asset control regulations of the OFAC or any enabling statute or executive order relating thereto, and (c) comply, or cause its Subsidiaries to comply, with all applicable Laws.

12.23     Privacy Waiver

. LENDER MAY RECEIVE FROM AND DISCLOSE TO ANY PERSON (INCLUDING ANY AFFILIATE OF LENDER OR CREDIT REPORTING AGENCY), FOR ANY PURPOSE, INFORMATION ABOUT EACH OBLIGATED PARTY’S ACCOUNTS, CREDIT APPLICATION AND CREDIT EXPERIENCE WITH LENDER OR SUCH PERSON. EACH OBLIGATED PARTY AUTHORIZES SUCH DISCLOSURE AND AUTHORIZES SUCH PERSON TO DISCLOSE TO LENDER ANY INFORMATION RELATED TO AN OBLIGATED PARTY’S ACCOUNT, CREDIT APPLICATION, AND CREDIT EXPERIENCE. THIS SHALL BE A CONTINUING AUTHORIZATION FOR ALL PRESENT AND FUTURE DISCLOSURES OF EACH OBLIGATED PARTY’S ACCOUNT INFORMATION, CREDIT APPLICATION AND CREDIT EXPERIENCE MADE BY LENDER OR ANY PERSON REQUESTED TO RELEASE SUCH INFORMATION TO LENDER.

12.24     Payments Set Aside

. To the extent that any payment by or on behalf of Borrower or any other Obligated Party is made to Lender, or Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any bankruptcy, insolvency, or other Laws of general application relating to the enforcement of creditors’ rights or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred. The provisions of this Section 12.24 shall survive the payment in full of the Obligations and the termination of this Agreement.

12.25     Lender’s Consent or Approval

. Except where otherwise expressly provided in the Loan Documents, in any instance where the approval, consent or the exercise of judgment of Lender is required, the granting or denial of such approval or consent and the exercise of such judgment shall be (a) within the sole discretion of Lender, and (b) deemed to have been given only by a specific writing intended for the purpose and executed by Lender. Each provision for consent, approval, inspection, review, or verification by Lender is for Lender’s own purposes and benefit only.

12.26     Cross-Collateralization and Cross-Default

. Lender contemplates that Lender may have engaged or may, from time to time, engage in various loan transactions with one or more of the Obligated Parties and from time to time other circumstances may arise in which an Obligated Party becomes obligated to Lender, including transactions of a type that are very different from the transactions evidenced by the Loan Documents, including by notes, advances, overdrafts, bookkeeping entries, guaranty agreements, deeds of trust, or any other method or means (each a “Loan Obligation”). Unless otherwise agreed in writing, each Obligated Party agrees that all such transactions shall be secured by the Collateral, and that the Obligations arising under this Agreement and the other Loan Documents shall be secured by any collateral granted in connection with such Loan Obligation. Unless otherwise agreed in writing, if any default occurs and is continuing under any Loan Obligation, then Lender may declare an Event of Default and an Event of Default shall be a default under such Loan Obligation. Lender’s failure to exercise cross-defaults shall not constitute a waiver by Lender of such right.

12.27     Electronic Execution of Loan Documents

. The words “execute”, “execution”, “signed”, “signature”, and words of like import in or related to this Agreement or any other Loan Document or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include Electronic Signatures or execution in the form of an Electronic Record, the electronic matching of assignment terms and contract formations on electronic platforms approved by Lender, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act or any other similar state Laws based on the Uniform Electronic Transactions Act. Each party hereto agrees that any Electronic Signature or execution in the form of an Electronic Record shall be valid and binding on itself and each of the other parties hereto to the same extent as a manual, original signature. Notwithstanding anything contained herein to the contrary, Lender is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by Lender pursuant to procedures approved by it; provided that without limiting the foregoing, (a) to the extent Lender has agreed to accept such Electronic Signature from any party hereto, Lender and the other parties hereto shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the executing party without further verification and (b) upon the request of Lender, any Electronic Signature shall be promptly followed by an original manually executed counterpart thereof.

12.28     NOTICE OF FINAL AGREEMENT

. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

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Signature Page Follows]

EXECUTED to be effective as of the date first written above.

BORROWER: BYRNA TECHNOLOGIES, INC.

By:
Print:	Laurilee Kearnes
Title:	Chief Financial Officer

Address for Notices: 100 Burtt Road, Suite 115 Andover, Massachusetts 01810 Attention: Lauirlee Kearnes Email: LKearnes@byrna.com

Signature Page to

Loan and Security Agreement

LENDER: TEXAS CAPITAL BANK

By:
Print:	Austin Tabor
Title:	Vice President

Address for Notices: Texas Capital Bank 2000 McKinney Avenue, Suite 700 Dallas, Texas 75201 Attention: Core Loan Servicing
Email:	LoanOpsServicing@texascapital.com Austin.Tabor@texascapital.com Andrew.Tanner@texascapital.com

Exhibits and Schedules reserved for SEC Filing